UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
June 23, 2006
SILVERGRAPH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30951	67-0695367
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer I.D. No.)
11919 Burke Street
Santa Fe Springs, CA 90670-2507
(Address of principal executive offices)
(562) 693-3737
(Registrant’s telephone number, including area code)
Pinecrest Services, Inc.
3353 South Main Street, # 584
Salt Lake City, Utah 84115
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  The purpose of this Form 8-K/A is to amend the Current Report on Form 8-K dated as of June 23, 2006, which we filed with the Securities and Exchange Commission on June 27, 2006, to correct the total number of shares of our common stock that we issued to the former shareholders of New Era Studios, Inc., in exchange for all of their shares of New Era common stock, and to correct the total number of shares of our common stock, par value $.001, that were issued and outstanding as of June 26, 2006.  The correct number of shares that we issued to the former shareholders of New Era was 32,400,015, and not 32,400,000.  Accordingly, the correct number of shares of our common stock that were issued and outstanding as of June 26, 2006, was 36,000,015, and not 36,000,000.

SECTION 2—FINANCIAL INFORMATION
Item 2.01 Completion of Acquisition or Disposition of Assets.
a. Our History
     On February 10, 1999, we became incorporated as Pinecrest Services, Inc. in Nevada. Pinecrest completed a change of domicile merger with Hystar Aerospace Marketing Corporation of Nebraska, a wholly-owned subsidiary of Nautilus Entertainment, Inc., a Nevada corporation, on May 11, 2000. Hystar, incorporated in Nebraska on March 7, 1986, and a wholly-owned subsidiary of Nautilus Entertainment, Inc., a Nevada corporation, merged with us as Pinecrest solely to change the domicile of Hystar from Nebraska to Nevada. The initial business of Hystar was to lease, sell and market the Hystar airship and the Burkett Mill, a waste milling device. This business proved to be cost prohibitive and consequently Hystar ceased these activities in 1986. Hystar did not engage in any further commercial operations. We changed our name from Pinecrest Services, Inc. to Silvergraph International, Inc. on June 23, 2006 in connection with the share exchange.

     Prior to the share exchange, we had limited sources of capital and our sole business plan was to seek, investigate, and, if warranted, acquire an interest in a business opportunity by merger, exchange of stock or otherwise.
     Silvergraph LLC was formed on January 18, 2002 to develop and distribute wall art. Silvergraph LLC completed a change of domicile merger with New Era Studios, Inc., a Nevada corporation, on June 9, 2006. The purposes of this merger were to change the domicile of Silvergraph LLC from Delaware to Nevada, and to change Silvergraph LLC from a limited liability company to a corporation. The officers and directors of New Era were the sole members of each of the limited liability companies that served as managers of Silvergraph LLC. In all respects, New Era is the same as and engages in the same business as Silvergraph LLC. As a result of the share exchange, New Era became our wholly-owned subsidiary.
b. The Exchange of Our Shares for New Era Shares
     On June 23, 2006, we entered into the share exchange agreement with New Era. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock of New Era occurred on June 23, 2006. In accordance with the closing of the share exchange agreement, we issued 32,400,015 shares of our common stock to the former shareholders of New Era in exchange for all of the 224 issued and outstanding shares of New Era common stock on the basis of 144,642.86 shares of our common stock for every 1 share of New Era common stock.
     We had 36,000,015 shares of common stock issued and outstanding as of June 26, 2006 as a result of the retirement of 15,000,000 shares of common stock held by VIP WorldNet, Inc., which resulted in a reduction of our issued and outstanding common stock, and the subsequent issuance of the 32,400,015 shares of our common stock to the former shareholders of New Era in connection with the share exchange. As a consequence of the retirement of our common stock and the issuance of shares in the share exchange, the former shareholders of New Era currently hold approximately 90% of our issued and outstanding common stock. The share exchange is deemed to be a recapitalization for accounting purposes. We intend for the share exchange agreement and the transactions contemplated under that agreement to qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code. In addition, our Board of Directors has voted to recommend to the shareholders that we undertake a 3 for 5 reverse stock split of our common stock, which will reduce the number of our issued and outstanding common shares. Our shareholders have not yet voted on this recommendation, however, we believe that our shareholders will approve the reverse stock split by written consent, at which time we intend to file an information statement with the Securities and Exchange Commission to reflect this written consent, followed by the delivery of the information statement to our shareholders.
     In accordance with the closing of the share exchange, we increased the number of directors on our board from two to five. In connection with the increase, April L. Marino and Anthony S. Clayton resigned as our directors and officers, and James R. Simpson, William W. Lee and James R. Martin were appointed to fill the vacancies on our board. Subsequently, our newly elected board of directors appointed Evan Levine and Gary R. Martin to fill the remaining two vacancies.
c. Our Business
     Through our operating subsidiary, New Era, we develop and distribute wall art to the $19.7 billion U.S. mass wall art market. From inception through 2004, we focused our activity on developing and refining our patent-pending and proprietary technology with only modest, non-strategic, sales and revenue. We are currently prosecuting an international application under the Patent Cooperation Treaty, No. PCT/US2005/028501, which describes and claims the mechanical deposit of ink to emulate hand painted original works of art. This application claims priority to U.S. Provisional Patent Application Serial No. 60/600,192 filed on August 10, 2004. Our patent pending technology significantly lowers the cost of producing textured fine art quality prints. A result of this lower production cost is the enlargement of our potential customer base that can now afford prints that previously fine art galleries might sell for thousands of dollars.
     According to the Art & Wall Décor Report, 20031, the most recent independent market report on the art and wall décor industry, in 2002 the United States art industry was an approximately $27.6 billion market1, including the $19.7 billion U.S. art reproduction market. The United States art industry includes unframed prints (open and limited editions), framed prints (open and limited editions), canvas, giclée, originals and custom frames. The U.S. art industry is highly fragmented, commoditized and leaderless. The predominant style of art reproduction currently sold in the industry is a paper art print framed behind glass. Our patent-pending technology enables us to introduce to the industry a collection of textured fine art prints on multiple surfaces at prices similar to those which currently exist in the market. We believe consumers desire high quality textured fine art at prices similar to that which they have historically paid for décor paper prints under glass.
     In 2005, we successfully “soft launched” our product with an established home décor company that sells through 100,000 independent sales representatives throughout the United States, Canada and Mexico. This customer has since expanded the program by adding new stock keeping units and ordered 60,000 units in the first 12 months. In 2005, we also initiated a strategic relationship with a Fortune 500 company that develops and holds children-oriented brands. We have received purchase orders to launch products with this company.
     In 2006 and beyond, we plan to expand our operations, enabling us to release our products through new sales channels including home furnishings stores and national retailers. To that end, we have partnered with Applejack Art Partners, an art publishing company in Manchester, Vermont, to help develop and select new trend oriented images with the goal of releasing a series of exclusive art collections utilizing our patent pending technology. Applejack represents approximately 200 artists and maintains over 40,000 available images. We currently expect to release our first exclusive art collection in the United States in July 2006. We believe select acquisitions will complement our plan to grow from internal operations and, as such, we may acquire or combine with one or more established framers or art publishers. We intend to

[1]	The primary source for the estimates described under “Our Business” is The Art & Wall Décor Report: The Market, The Competitors, The Trends, 2003 by Unity Marketing, Stevens, PA, USA.

balance our domestic production with opportunities to source raw goods from domestic and foreign manufacturers, as appropriate, in order to maintain our competitive advantage.
The United States Art Market Overview
     During 2002, the United States art industry used the following distribution channels from which it generated the following estimated dollars and percentage of sales.
     Distribution Channels:

		Percentage
	Retail Sales	of Market
Art Galleries	$7.8 billion	27%
Home Furnishing	$5.0 billion	17%
National Merchants	$3.9 billion	13.5%
Gifts	$2.5 billion	8.5%
Direct Marketing	$1.2 billion	4.2%
Internet	$647 million	2.2%
Television	$243 million	.8%
Other	$6.3 billion	26.7%
Total	$27.6 Billion	100%
     The United States art market effectively consists of two segments, the mass art market and the fine art gallery market, the characteristics of each of which we describe below:
1.	Mass Art Market

•	$19.7 billion U.S. Market

•	Distribution Channels: All retail channels except art galleries

•	Retail Price Range: $10.00 to $500.00, with a growing dominance of the Already-Framed Print segment.

•	Product Description: Untextured open edition lithograph prints on paper, typically framed behind glass. The product’s appearance largely has not changed in decades.

•	Industry Discussion: The glass-covered lithograph market is a fragmented, commoditized and mature industry. The industry lacks a single billion-dollar art publisher or print manufacturer.

2.	Fine Art Gallery Market

•	$7.8 billion U.S. Market (including $1.7 billion in art reproductions)

•	Distribution Channels: 25,000 galleries throughout U.S.

•	Retail Price Range: $500 to in excess of $1,000,000.

•	Product Description: Textured limited edition giclée or serigraph and originals. The texture is applied to giclees and serigraphs by hand through a process called “embellishing”. The goal of embellishing is to make the print appear similar to the original. Embellishing became customary in the late 1990s.

•	Industry Discussion: The print gallery industry grew significantly in the late 1990s and early 2000s largely due to the growing prominence of the embellishing technique. Adding texture to a fine art print attracts consumers because it blurs the line between original and print art while enabling a lower sales price point. The market acceptance of adding texture to previously flat fine art prints, in part, fueled the growth of the limited edition print segment of the art gallery market.
Market Opportunity
     Our objective is to become the recognized leader in the art décor market by exploiting our patent-pending technology to offer gallery-quality textured prints at mass-market pricing. We believe that we will be able to develop five competitive capabilities:
•	High-Perceived Value – Our fine art printing brings to the mass market the color richness and texture, which we believe that to date have only been available to art collectors willing to purchase embellished fine art gallery prints for $1,000 or more. We believe our premium print blurs the line between original and print art, providing the buyer the feeling of purchasing original art at a reasonable price.

•	Mass Market Pricing – We must offer our prints to the market at pricing that competes favorably with the glass-covered lithograph market. Our print technology offers a cost-effective, reduced labor and high production capacity for fine art printing.

•	Extensive Image Library – We must offer a rich image library from which prospective clients may build merchandising programs. Our library must contain multiple genres from the masters to contemporary artists and must be available to clients digitally.

•	Product Integrity – We must have a reputation in the art industry for integrity, particularly with respect to the accuracy of the reproduction to the original. Quality artists demand that their prints accurately reflect the original even in the mass market.

•	Branding – We must develop a disciplined, multi-faceted, branding strategy with the goal of creating a trusted consumer brand in the wall décor industry. This strategy may include coordinated public relations tactics, unique point of purchase displays and packaging approaches, and co-branding opportunities. Establishing our name as a premium brand will enable higher price points, achieve traction with retailers and consumers and may generate greater revenues and profits.

Competition
     The mass art décor industry competes primarily on the basis of product styling, quality, service, product availability and price. We believe that we can effectively compete on the basis of each of these factors and that our patent-pending technology creates our competitive advantage. Certain domestic and foreign manufacturers that compete directly with us may have greater financial and other resources than we do.
     We face competition from art printers, mass market art framers and art publishers. With respect to art printers, the areas of competition include giclée, serigraphy, traditional and non-traditional lithography, and foreign original art. As for art framers, we believe based on conversations with multiple industry executives that approximately fifty framers engage in the art mass market business and that approximately one hundred art publishers contract with contemporary artists for staged releases of prints. The following describes in more detail these areas of competition:
     Art Printers
•	Giclée Printing – Giclée utilizes high-end wide-format ink jet printers to reproduce fine art. It is highly flexible and can accommodate multiple surfaces, from art canvas and paper to certain types of plastic. Giclée has become the dominant fine art reproduction method within the last few years mainly due to its ability to cost effectively accommodate short print runs (typically less than 250 units) while maintaining quality. Giclée printers market their capabilities to artists and fine art publishers who typically require quality and short print runs.

Giclée suffers manufacturing limitations. Its first limitation is its inability to generate operating leverage for long print runs of greater than 250 prints. The first print costs the same to produce as the last print, thereby limiting the cost savings related to a long print run to merely purchasing power. A second limitation relates to its production costs. The primary materials used in the Giclée process materials, ink and printed surface, must be adjusted to work in the press. Specifically, the ink must be refined to enable the ink to be sprayed through the jet nozzle and the printed surface must be treated to accept the ink, thereby raising materials costs on a per unit basis materially above other printing methods. Lastly, Giclée printing does not offer the prospect of machine based texturing.

The Giclée printing market, like the art market as a whole, is highly fragmented, consisting principally of small companies with limited marketing capabilities. As few barriers to entry to enter this business currently exist, the market is commoditizing rapidly. Giclée printers who are extending their services to include warehousing, fulfillment, embellishing and framing are gaining market share. Some recognized giclée printers include Harvest Productions in Anaheim, California, Hunter Editions in Kennebunk, Maine, Nash Editions in Manhattan Beach, California and Artisimo in Scottsdale, Arizona.

•	Serigraphy Printers – Serigraphy is one of the oldest forms of fine art printing. Prior to the advent of giclée, it was the dominant method to reproduce fine art. As a manufacturing process, serigraphy features successive screen printed inks until the original image is reproduced on a chosen surface. Because each color is placed on the surface separately, a serigraph can require from 50 to 100 screens to reproduce the original image, making it cost prohibitive for most clients.

Serigraphy does possess manufacturing benefits for long print runs of greater than 250 prints. Unlike giclée printing, it can achieve certain operating efficiencies once it amortizes its high pre-press costs. For long print runs serigraphy can deliver a lower unit cost than giclée. Additionally, serigraphy uses more ink than giclée thereby enabling the build-up of texture.

During the last five years, a number of serigraphy printers have transitioned from the business or downsized. The last economic downturn drove the art market toward giclée resulting in the closings of serigraphy printers. Most remaining serigraphy printers employ single station presses utilizing the traditional color matching approach. Such assets and approach will not yield the pricing necessary to penetrate the mass art market. Current serigraphy printers include Kolibri Art Studio in Torrance, California, and Golden Gate Editions in San Francisco, California.

•	Traditional Lithography Printers – The mass art market consists principally of off-set paper prints matted and framed behind glass. Off-set printers distinguish their offerings based on the sophistication of their color management systems and their technology adoption rate relating to such capabilities as direct-to-plate and stochastic printing. Direct-to-plate technology enables a lithography printer to lower its cost of operations and stochastic printing enables it to primarily improve quality.

Off-set printing offers operating efficiencies on long print runs. The use of four-color process and inability to cost-effectively use spot color compromises quality. Consequently, the achievable color gamut in off-set printing tends to be smaller than that of giclée and serigraphy printing. Lastly, off-set printing does not possess texturing capabilities. Some off-set printers and framers that use only lithographic prints include Colson Art Printing in Valdosta, Georgia, Art Editions in Columbus, Nebraska, and S2 Editions in Las Vegas, Nevada.

•	Non-Traditional Lithography Printers – An emerging class of lithographer is marketing a textured print through the use of vinyl or plastic to achieve desired aesthetics. While these lithographs use different processes, manufacturers achieve the desired look by embossing a material (vinyl or plastic) that is thereafter mounted to the lithographic print. The net result is a print with the appearance of brushstrokes. We believe that the manufacturing processes for lithographs enjoy operating efficiencies similar to our manufacturing process. The final product however compares unfavorably to our process in color vibrancy, authenticity of texture and overall appearance. The lithograph manufacturing process can achieve the appearance of a higher pile height than our process. Competitors in this space include Brushstrokes Fine Art in Richmond Hill, Ontario Canada and Mondial Art in Milano, Italy.

•	Foreign Original Art – Over the last few years, a new class of inexpensive art has appeared in the mass art market – Chinese factory art. Chinese factory workers paint desired images by hand. The main attribute of the art is its texture, in that it is in essence original art. Its main limitations are its lack of integrity and consistency. In a single shipment, a meaningful percentage of the product may be of such poor quality as to be unsaleable. The art is anonymous, rendering any branding effort impossible.

It is difficult to estimate the growth of the foreign original art market segment, due in part to its highly fragmented and unorganized distribution system – as for example distributors selling from their vehicles.
     Art Framers
     These companies distinguish their offerings by the style and quality of frame, image selection, product availability and price. These companies typically purchase art from an art publisher, bundle it with an internally manufactured or assembled frame and wholesale it to a retailer. Given that framing has few technological barriers to entry, scale and purchasing power typically provide the sustainable competitive advantage. Potential competitors in this space include Advanced Art in Dallas, Texas, Intercontinental Art in Compton, California, Crystal Art Gallery in Vernon, California, Classic Picture Co. in Hutchins, Texas, and The Picture Peddlar in Sylmar, California.
     Art Publishers
     An art publisher typically contracts with multiple contemporary artists to periodically release to the market a cohesive, trend-oriented, collection of prints. The art publisher in many cases will license the images to complementary industries such as greeting cards, collectables, puzzles, rugs and wallpaper. The art publisher will also produce and sell paper prints of the images to mass art framers. Potential competitors in this space include Wild Apple in Woodstock, Vermont, Somerset House Publishing in Houston, Texas, Top Art in San Diego, California, Hadley House Publishing in Shakopee, Minnesota, and New York Graphic Society in Norwalk, Connecticut.
Product Development Process
     There are three primary steps in the design, production and distribution of product in the art industry, traditionally incorporating three separate classes of companies – the art publisher, the printer and the framer. The first step is product design. Product design is the process of creating or licensing images directly from artists or art publishers that are considered to be desirable for the target demographic. Art publishers represent the largest class of companies in this step in the production cycle. The second step in the development of the product is production. Production generally has two steps – printing and framing. Art publishers will typically contract with lithography printers to produce the image on paper. Once the lithography printers print the image, art publishers will typically offer the printed image to mass market framers who will frame the print to their desired specifications. Once framed, the mass market framers will inventory, market and distribute the framed print to retailers or directly to consumers.
     Our product development process is slightly different than the traditional process because we print (utilizing our patent pending technology), frame, inventory and distribute our product from our facility. We do however outsource our product design to Applejack, an established art publisher, and outsource commodity oriented printing to established lithography printers. Our contract with Applejack specifies that Applejack will deliver exclusive, trend-oriented, marketable images to us periodically during the contract’s initial 10-month term, expiring at the end of 2006. The contract will automatically renew for successive one-year terms unless terminated by us. In exchange, Applejack receives $10,000 per month and either 5% or 8% of the net wholesale price depending on the packaging of the product. Pursuant to the contract Applejack will submit to us images in an electronic or original form. Thereafter, we will print, frame, inventory, market and distribute the product to the various selling channels discussed below.
Our Pricing and Marketing
     Our target retail price for our premium products ranges from $100 to $500. We also sell under a separate brand, Burke Street Studios, for retailers to sell in a range from $25 to $100.

	Silvergraph Print	Competitor Print
Description:	Fine art textured print	Non-textured print

Target Market:	Mass art market	Mass art market

Surfaces:	Canvas, Paper, Acrylic, Glass and others	Paper predominately, some canvas

Texture:	Extensive & Customizable	Very little. Processes include roller coat, vinyl and hand-applied

Framed:	Framed & Unframed	Framed & Unframed

Dimensions:	Multiple	Multiple

Imagery:	Library or Client Supplied	Library or Client Supplied

Wholesale Price:	$7.00 to $20.00 per sheet of 1000 sheet order of 28” x 40” dimension unframed depending on level of texture and surface.	$2.00 to $10.00 per sheet of 1000 sheet order of 28” x 40” dimension unframed.

Retail Price with identical frames:	$10 to $500	$10 to $500

Retailer Experience:	Textured product offered in a commoditized market; Higher gross margin, customizable branded product and marketing support	Commodity product

Sales Strategy
     We intend to build a direct sales organization consisting of an accounts team and an indirect sales force comprised of independent sales representatives. Initially, we will pursue three separate sales channels:
•	National Retail Accounts (Large Retail and Specialty Retail)

According to the Art & Wall Décor Report, this group represented approximately 14% of the retail market for art with sales of $3.9 billion in 2002. At the low-end discount retailer level (TJMaxx, Burlington, Annas Linens, Value City), our efforts will focus on the price competitiveness of our textured paper prints versus glass-covered lithographs. At the high end (J.C. Penny’s, The Bombay Company), our efforts will likely incorporate a broad array of configurations of our prints. We will also support our clients with certificates of authenticity, artist biographies and point of sale materials.

•	Custom Manufacturing

This group consists of a few large targets that either operate framing subsidiaries and consequently would have interest in purchasing prints only or desire to supply the intellectual property. While small in number, they are large organizations capable of building significant programs. The group consists of Home Interiors and Gifts in Carrollton, Texas, Walt Disney Studios, Hobby Lobby in Oklahoma City, Oklahoma and Michaels Arts & Crafts in Irving, Texas.

•	Home Furnishings Industry (including Interior Designers)

According to the Art & Wall Décor Report, as of 2002, the home furnishings industry had 4,643 home furnishing companies in the U.S. and Canada, of which only 23 chains operated more than 100 stores and where the top 100 companies had 41% of sales. Over 2,000 home furnishing companies had three or more storefronts. This group represented the second largest distribution channel for art sales at 17.1% of the market or $4.9 billion in 2002. This distribution channel represented 26.7% or $2.23 billion of the already-framed art sales, the then fastest growing segment in the art market.

Our sales effort will consist of independent sales individuals and organizations managed and supported by our home office. We intend to hire new independent sales organizations regularly until we achieve sales coverage throughout North America. We will support each independent sales organization through regular training, information sharing, samples, collateral materials and, where appropriate, point of purchase displays. We expect each new independent sales organization will require up to 6 months to reach satisfactory sales results. Potential target independent sales organizations include One Coast Kennedy Home in Atlanta, Georgia, The Encore Group in Los Angeles, California, BF&A in Dallas, Texas and CMA in Los Angeles, California.

We intend to facilitate the sale to small and medium home furnishings companies by permitting odd-lot orders of select in-house imagery. We expect this sales approach will allow for a slightly higher wholesale price while mitigating inventory risk for the operator. Odd-lot sales require investing in inventory and accordingly we will manufacture in part to develop our inventory. We will also support our clients with certificates of authenticity, artist biographies and point of sale materials.

In the future, we may pursue other avenues to market our products, including the following:
•	Direct-to-Consumer

•	Hospitality

•	Television

•	New Home Sales

•	Catalog

•	Cruise Lines
Manufacturing
     We operate in two adjacent buildings with a total of a 20,700 square feet leased in Santa Fe Springs, California, approximately 15 miles south of Los Angeles, housing our pre-press, printing, framing and administrative departments. We and New Era sublease an 11,550 square foot building from William W. Lee, our president and a director. The term of this sublease is to expire on December 31, 2008. Our current rent on this property is $.507 per square foot. Our board has not made a determination as to whether we entered into this sublease with Mr. Lee on terms no less favorable than terms we could have obtained from unaffiliated third parties. We leased the second adjacent 9,150 square foot building through our wholly-owned subsidiary, New Era, on August 28, 2004 for a term of three years. Our current rent is $.67 per square foot. We also sublease on a month-to-month basis approximately 4,575 square feet of space at $.67 per square foot to an unaffiliated business which has subleased the space for 20 months commencing October 1, 2004.
     Our predecessor has operated as a printer in the current facility for more than 10 years. We believe that the manufacturing plant is capable of printing up to 80,000 20”x24” premium prints per month assuming the staffing of a second shift with no additional material capital improvements Further, we believe that the plant is capable of framing up to 10,000 24”x30” prints per month with the addition of a second shift with no additional material capital improvements. We currently print approximately 5,000 24” x 36” prints per month. While we believe our capital assets provide sufficient capacity for our immediate anticipated growth, we may from time to time purchase or lease new capital equipment where appropriate to meet anticipated growth in demand. In addition to the current plant, we are exploring relationships with other domestic and foreign manufacturers to cost-effectively respond to potential demand increases. Additionally, in the future we may acquire a mass art framer to provide additional framing capacity.
     We maintain and operate multiple printing presses in our facility. One of the presses is a unique multi-station press that we brought on-line in 2003. This multi-station printing press is critical to our operations and incorporates portions of our patent pending technology as well as proprietary trade secrets. To date, the multi-station press has operated at or above specifications without material unexpected stoppages. In the future, any material unplanned stoppages of the multi-station press could have a material adverse impact on our operations. As a precaution, we maintain certain spare parts at our facility for press failures and the manufacturer maintains domestic supply of the remaining parts. In March 2003, Lee Graphic Technologies, Inc., a California corporation located in Santa Fe Springs, California and owned by William W. Lee, one of our directors and our president, entered into a 60 month capital lease related to the multi-station press with Interchange Equipment, Inc. Interchange subsequently assigned this lease to The CIT Group. Under the terms of the lease, Lee Graphic pays CIT Group $7,821 per month, and Lee Graphic has the right to purchase the multi-station press for $35,000 at the end of the 60 month term. The capital lease has 21 months remaining as of June 2006. Lee Graphic is not in default on its capital lease with CIT Group. On March 15, 2005, we entered into a multi-year contract with Lee Graphic for exclusive use of the multi-station press pursuant to which we pay to Lee Graphic $8,000 per month and pay for all maintenance. Our contract also specifies that at the end of the term of the capital lease, we will pay to Lee Graphic $35,000 which it shall use to exercise the purchase option and thereafter transfer ownership to us within five business days.
     All of our raw materials, including frame molding, screen mesh, emulsion, staples and packaging materials are generally available and we source from multiple suppliers, except our proprietary inks and canvas. Because our inks are proprietary, currently we sole source through TW Graphics in City of Commerce, California, although we are currently working towards adding a new vendor. We also sole source our canvas through Worthen Industries in Nashua, New Hampshire, due to its superior printing characteristics. Historically, we have not suffered inadequate access to raw materials. Our relations with each supplier are good.
Revenue Concentration
     Currently, we are highly dependent on one customer, Home Interiors & Gifts, located in Carrollton, Texas, which represented 66% of our revenue in 2005, and 86% of our revenue for the three months ended March 31, 2006. We believe our relationship with the client is good and expect to grow the account. We do not have a long-term contract with the client, and as such, the client could terminate the relationship at any time. We intend to diversify the sources of our revenue through the release of our collection of images to the public as soon as practicable.

Product Returns and Warranties
     To date, we have not experienced product returns once a retailer’s distribution center has accepted our product. We currently anticipate that any products a retailer returns it will ship to our facilities in Santa Fe Springs, California. We anticipate that we will either place the returned products into inventory or destroy them if not subject to repair. To date, we have not provided warranties on our product, but may in the future determine some form of warranty is appropriate. If we provide a warranty to the consumer, we have not yet determined its form or substance.
Intellectual Property
     We are currently prosecuting Application No. PCT/US2005/028501, which describes and claims the mechanical deposit of ink to emulate hand painted original works of art. This application claims priority to U.S. Provisional Patent Application Serial No. 60/600,192 filed on August 10, 2004. The applications cover the process and technology used to mechanically deposit ink in a way that emulates hand-applied brushstrokes and other artistic techniques.
     We believe that the applications do not infringe on issued patents owned by others. We believe that if we fail to receive the patents, our operations will not be substantially, adversely affected. In addition to the patents being sought, we maintain some crucial information about our products as trade secrets, which we closely guard. Also, we believe that to reverse engineer some of our technology would take a substantial amount of time and expense. The US PTO has not granted the patent(s) to date, and there can no assurance that the patent will be granted.
Government Regulation and Certification
     The Southern California Air Quality Management District regulates us in accordance with the Los Angeles County and Santa Fe Springs, California environmental regulations. We believe that we are in substantial compliance with all regulations concerning the manufacturing, shipping and labeling of wall art.
Employees
     We currently have one part-time and ten full-time employees. We believe that our employee relations are good. We intend to continue to conduct business primarily using our employees and consultants. However, it is likely that some consultants will become employees in the future. We believe that we will hire additional employees and consultants in the future as our operations grow. We may outsource some activities, in whole or in part, such as manufacturing, telemarketing, public relations, pre-press, fulfillment, shipping, distribution, and image design and development. We have no union employees.

d. Risk Factors
RISK FACTORS
     The business, financial condition and operating results of Silvergraph International could be adversely affected by any of the following factors, in which event the value of the equity securities of Silvergraph International could decline, and investors could lose part or all of their investment. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to management, or that management currently thinks are immaterial, may also impair future business operations. For purposes of the discussion of the following risk factors, references to “we” and “our” shall include, unless otherwise indicated, Silvergraph International, Inc. as well as New Era Studios, Inc. (as statutory successor in interest to Silvergraph LGT, LLC) as it existed prior to the share exchange.
We have had negative cash flows from operations since inception. We will require significant additional financing, the availability of which cannot be assured, and if we are unable to obtain such financing, our business may fail.
     To date, we have had negative cash flows from operations and have depended on sales of our equity securities and debt financing to meet our cash requirements. Our ability to develop and, if warranted, commercialize our technologies, will be dependent upon our ability to raise significant additional financing. If we are unable to obtain such financing, we will not be able to fully develop our business. In addition, our independent registered public accountants have raised substantial doubts in connection with their opinion related to our audited financial statements as to our ability to continue as a going concern. Specifically, in order to continue as a going concern we will need to raise additional funds to:
•	support our planned growth and carry out our business plan;

•	address competing technological and market developments; and

•	market and develop our wall art products.
     We may not be able to obtain additional equity or debt financing on acceptable terms as required. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results and compete effectively. More importantly, if we are unable to raise further financing when required, we may be forced to scale down our operations and our ability to generate revenues may be negatively affected.
We have a history of losses and nominal operating results.
     Silvergraph International, formerly known as Pinecrest Services, Inc., commenced operations as a shell in 1986, but has had no significant business prior to the share exchange. New Era has, since inception through March 31, 2006, incurred aggregate net losses of approximately $1,294,152 (unaudited) from operations. We can offer no assurance that we will operate profitably or that we will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the level of competition and general economic conditions.
     Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We can give no assurance that we will be able to operate on a profitable basis which may lead to the entire loss of an investment in our common stock.
     Due to the nature of our business and the early stage of our development, an investment in our securities is highly speculative. We are in the business of developing and distributing wall art. The success of our business will depend on our ability to introduce and sell our wall art products to consumers, develop new product extensions and applications, and raise additional capital for operations, future expanded marketing and further product development. We have focused much of our business on developing and refining our patent-pending technology. We are currently prosecuting a patent application to protect our proprietary intellectual property, which to date we have not received patent approval. We have not realized a profit from our operations and there is little likelihood that we will realize any profits in the short or medium term. In addition, our independent registered public accountants have raised substantial doubts in connection with their opinion related to our audited financial statements as to our ability to continue as a going concern.
     We expect to continue to incur development and operating costs. Consequently, we expect to incur operating losses and negative cash flows until our wall art products gain market acceptance, if ever, sufficient to generate a sustainable level of income.
If we are unable to develop market share and generate significant revenues from the commercialization or licensing of our technology, then our business may fail.
     Our failure to compete effectively and generate income through the commercialization of our products may adversely affect our ability to generate revenue. We are introducing our wall art products essentially as new products to an untested consumer market. We do not know whether our products will generate widespread acceptance. If consumers do not purchase our products, we will not be profitable subjecting our investors to a loss of their investment. Our competitors may develop or utilize similar technologies, which will enable them to compete directly against us. Many of our competitors have greater financial, technical, sales and marketing resources, better name recognition and a larger customer base than ours. Some of our competitors may conduct more extensive promotional activities and offer lower commercialization costs to customers than we do, which could allow them to gain greater market share or prevent us from establishing and increasing our market share. Increased competition in the wall art industry may result in significant price competition, reduced profit margins or loss of market share, any of which may have a material adverse effect on our ability to generate revenues and successfully operate our business. In the future, we may need to decrease our prices if our competitors lower their prices. Our competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Such competition will potentially affect our chances of achieving profitability.

Our inability to complete our product development activities successfully may severely limit our ability to operate and finance operations.
     Commercialization of our wall art products will require additional research and development. We believe that the United States, Canada and Mexico will be our principal markets for our products, although we may elect to expand into Western Europe and elsewhere. We may not be able to successfully market our products. We, and any of our potential collaborators, may encounter problems and delays relating to research and development, regulatory approval and intellectual property rights of our technology. Whether or not any of these events occur, we may not have adequate resources to continue operations for the period required to resolve the issues delaying commercialization and we may not be able to raise capital to finance our continued operation during the period required for resolution of that issue.
We hold no patents on our proprietary technology and if we are not able to protect our proprietary technology, we may lose our competitiveness and suffer a material adverse effect.
     We currently have one provisional patent application for our technologies. We rely on this provisional patent application and trade secrets to protect our proprietary intellectual property. While we believe that we have adequately protected our proprietary technology, and we intend to take all appropriate and reasonable legal measures to protect it in the future, the use of our technology by a competitor could have a material adverse effect on our business, financial condition and results of operations. Furthermore, regulatory authorities may not grant us patents on our provisional or future patent applications. Also, the scope of any future patent may not be sufficiently broad to offer meaningful protection. In addition, third parties may successfully challenge, invalidate or circumvent patents granted to us so that such patent rights may not create an effective competitive barrier. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights.
     Our ability to compete successfully and achieve future revenue growth will depend, in part, on our ability to protect our proprietary technology and operate without infringing upon the rights of others. We may not be able to successfully protect our proprietary technology, and our proprietary technology may otherwise become known or our competitors may independently develop similar technology. Competitors may discover novel uses, develop similar or more marketable technologies or offer services similar to our services at lower prices. We cannot predict whether our technologies and services will compete successfully with the technologies and services of existing or emerging competitors.
We may become subject to intellectual property litigation which may be time-consuming and costly.
     Our success depends in part on our ability to develop commercially viable products without infringing the proprietary rights of others. Although we have not been subject to any filed infringement claims, other patents could exist or could be filed which may prohibit or limit our ability to market our products or maintain a competitive position. In addition, we may need to bring legal claims to enforce or protect our own intellectual property rights. In the event of an intellectual property dispute, we may have to litigate. Regardless of whether we are successful, intellectual property litigation, including claims against us lacking merit, may be time-consuming, costly and may divert our attention from developing and marketing our products. An adverse outcome could subject us to significant liabilities to third parties, result in the loss of goodwill associated with our business or force us to alter, curtail or cease the development and commercialization of our products and technology.
Our current or future manufacturers could fail to fulfill our orders for certain materials which would disrupt our business, increase our costs and could potentially cause us to lose our market.
     Because our inks are proprietary, we will initially depend on one manufacturer in California to produce and supply our inks. In addition, we also will initially depend on one manufacturer in New Hampshire to produce and supply our canvases. There is a potential that these two manufacturers will not be able to produce our inks and canvasses in a timely manner or in sufficient volumes. These manufacturers may also fail to produce the inks and canvasses to our specifications or in a workmanlike manner and may not deliver them on a timely basis. We are in the process of identifying other manufacturers to assure us of alternative sources of supply. Any change in manufacturers could disrupt our business due to delays in finding a new manufacturer, providing specifications and testing initial production.
Our board has not made a determination of fairness regarding related-party transactions.
     We currently lease equipment from Lee Graphic Technologies, Inc., a company owned by William Lee, one of our directors and our president. We pay to Lee Graphic $8,000 per month and pay all maintenance. Lee Graphic leases the equipment, pursuant to a capital lease with CIT Group. The capital lease has 21 months remaining. Lee Graphic pays CIT Group $7,821 each month.
     In addition, we and New Era sublease from William W. Lee, our president and a director, an 11,500 square foot building located at 11919 Burke Street, Santa Fe Springs, California 90670-2507. We currently pay to Mr. Lee $5,832.75 per month, which is approximately $.507 per square foot, equal to 69,993 per annum. Under the terms of Mr. Lee’s lease with the lessor, an unaffiliated party, he pays the same amount per month. Beginning January 1, 2007, Mr. Lee’s rent will increase to $.522 per square feet, equal to $72,072 per annum; and beginning January 1, 2008, Mr. Lee’s rent will increase again to $5.37 per square feet, equal to $74,151 per annum. Our rent under the sublease will increase in the same amount as will Mr. Lee’s under his lease. Mr. Lee is not in default on his lease. In addition, we agreed under the sublease with Mr. Lee that we will grant to him a security interest in all of the assets of New Era for our failure to make payments under the sublease.
     The Edward Brian O’Dwyer Separate Property Trust, one of our shareholders, loaned to New Era $280,000 in June 2006. In consideration of this loan, New Era issued a promissory note on June 23, 2006 to and in favor of the O’Dwyer trust in the principal amount of $280,000, plus 7% interest per annum on the outstanding principal. The note is due and payable by us on September 23, 2006.

     Our board has not made a determination as to whether the related-party transactions described above were made on terms no less favorable than terms we could have obtained from unaffiliated third parties. Our board has adopted a policy that any future transactions between us and our officers, directors or principal stockholders will require the approval of a majority of the disinterested directors and will be on terms no less favorable than we could obtain from an unaffiliated third party.
The loss of our business with Home Interior & Gifts will result in reduced revenues for us that we may not be able to replace.
     Currently, we are highly dependent on one customer, Home Interiors & Gifts, located in Carrollton, Texas. This customer represented 66% of our revenue in 2005. We do not have a long-term contract with the client, and as such, the client could terminate the relationship at any time. In the event that we lose this customer, we may be unable to replace in whole or in part the lost revenue generated from that customer and necessarily the net income received therefrom. To date, we have not consummated a contract with any new customers who generate significant revenue and income for us, but we intend to diversify the sources of our revenue through the release of our exclusive collection of images to the public as soon as practicable.
Our marketing strategies may not be successful which would adversely affect our future revenues and profitability.
     Our revenues and future depend on the successful marketing of our wall art products. We cannot assure you that consumers will have an interest in our products. We initially plan to use direct marketing to sell our products via television commercials, magazine and newspaper advertising and the Internet. Our commercials may not generate sufficient revenue to continue to air them. If our marketing strategies fail to attract customers, our product sales will not produce future revenues sufficient to meet our operating expenses or fund our future operations resulting in the potential failure of our business.
If we fail to effectively manage growth and the commercialization of our wall art products, we may harm our future business results and we may strain our managerial and operational resources.
     As we proceed with the development of our technology and the expansion of our marketing and commercialization efforts, we expect to experience significant growth in the scope and complexity of our business. We will need to add staff to market our products and services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We anticipate that we will need to hire additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.

Our failure to retain key personnel may result in our inability to manage and implement our business plan.
     The departure of any of our management or any significant technical personnel or consultants we hire in the future, the breach of their confidentiality and non-disclosure obligations, or the failure to achieve our intellectual property objectives may have a material adverse effect on our business, financial condition and results of operations. We believe our success depends upon the knowledge and experience of our management and our ability to market our existing wall art products and to develop new technologies to improve our products.
     We are highly dependent upon our management personnel such as James R. Simpson, William W. Lee and James R. Martin because of their experience developing and marketing wall art products. The loss of the services of one or more of these individuals may impair our ability to operate. We have not purchased key man insurance on any of these individuals, which insurance would provide us with insurance proceeds in the event of their death. Without key man insurance, we may not have the financial resources to develop or maintain our business until we could replace the individual or to replace any business lost by the death of that person.
Investors in our common stock may suffer future dilution from warrant exercises.
     Future dilution to our shareholders may occur from warrant exercises. To date, we have granted warrants to purchase 488,170 shares of our common stock to our chief financial officer. These warrants contain an exercise price below the current market price for the common stock together with registration rights. Our board of directors has voted to recommend to the shareholders that we undertake a 3 for 5 reverse stock split of our common stock. If our shareholders approve the reverse stock split, the number of shares issuable upon the exercise of this warrant will decrease in accordance with the reverse stock split ratio.
If we issue additional shares in the future, it will result in dilution for our existing shareholders.
     Our articles of incorporation authorize the issuance of up to 100,000,000 shares of common stock. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders.
Our Board of Directors has recommended to our shareholders a 3 for 5 reverse stock split which, if approved, could affect the price of our common stock, decrease our market capitalization and adversely affect our liquidity.
     Our board of directors has voted to recommend to our shareholders that we undertake a 3 for 5 reverse stock split of our common stock. If our shareholders approve the reverse stock split it will affect all issued and outstanding shares of our common stock and outstanding rights to acquire our common stock. We cannot assure that the market price per share of our common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of our common stock issued and outstanding before the reverse stock split. Accordingly, our total market capitalization after the reverse stock split may be lower than the total market capitalization before the reverse stock split. The market price of our common stock may decline after we effect the reverse stock split. The percentage decline may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.
     Additionally, we cannot assure that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.
The Securities and Exchange Commission’s penny stock regulations may restrict trading of our stock, which may limit a stockholder’s ability to buy and sell our stock.
     The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The penny stock rules, which initially govern our securities, impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual incomes for the last two years and anticipated incomes for this year exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. A broker-dealer must provide to a customer orally or in writing the bid and offer quotations, and the broker-dealer and salesperson compensation information prior to effecting the transaction. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.
NASD sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.
     In addition to the penny stock rules, the National Association of Securities Dealers has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit an investor’s ability to buy and sell our stock and may have an adverse effect on the market for our shares.
Our common stock is illiquid and factors unrelated to our operations may negatively impact the price of our common stock.
     Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There can be no assurances that a sufficient market will develop in the stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.
e. Management’s Discussion and Analysis or Plan of Operation
Overview
     On February 10, 1999, we became incorporated as Pinecrest Services, Inc., now known as Silvergraph International, Inc., in Nevada. From inception to June, 2006, we had limited sources of capital and our sole business plan was to seek, investigate, and, if warranted, acquire an interest in a business opportunity by merger, exchange of stock, or otherwise. On June 23, 2006 we and New Era Studios, Inc., a Nevada corporation and successor in interest by merger to Silvergraph LGT, LLC, a Delaware limited liability company, completed a share exchange, pursuant to which the shareholders of New Era exchanged their issued and outstanding shares of New Era common stock for shares of restricted Silvergraph International common stock. In connection with the share exchange, we also changed our name from Pinecrest Services, Inc. to Silvergraph International, Inc. We treated the share exchange as a recapitalization for accounting purposes, and New Era is now our wholly-owned subsidiary effective June 23, 2006.
     Through New Era, formerly known as Silvergraph LGT, LLC, we develop and distribute wall art to the $19.7 billion U.S. mass wall art market. From inception through 2004, New Era focused its activity on developing and refining our patent-pending and proprietary technology with only modest, non-strategic, sales and revenue. We are currently prosecuting an international application under the Patent Cooperation Treaty, No. PCT/US2005/028501, which describes and claims the mechanical deposit of ink to emulate hand painted original works of art.

Our patent pending technology significantly lowers the cost of producing textured fine art quality prints. A result of this lower production cost is the enlargement of our potential customer base that can now afford prints that previously fine art galleries might sell for thousands of dollars.
     In 2005, we successfully “soft launched” our product with an established home décor company that sells through 100,000 independent sales representatives throughout the United States, Canada and Mexico. This customer has since expanded the program by adding new stock keeping units and ordering 60,000 units in the first 12 months. In 2005, we also initiated a strategic relationship with a Fortune 500 company that develops and holds children-oriented brands. We have received purchase orders to launch products with this company.
     In 2006 and beyond, we plan to expand our operations, enabling us to release our products through new sales channels including home furnishings stores and national retailers. To that end, we have partnered with Applejack Art Partners, an art publishing company in Manchester, Vermont, to help develop and select new trend oriented images with the goal of releasing a series of exclusive art collections utilizing our patent pending technology. Applejack represents approximately 200 artists and maintains over 40,000 available images. We currently expect to release our first exclusive art collection in the United States in July 2006. Until we successfully develop these new sales channels, we expect our revenue will be uneven due to the fact that we are highly dependent on a small number of customers. We believe select acquisitions will complement our plan to grow from internal operations and, as such, we may acquire or combine with one or more established framers or art publishers. We intend to balance our domestic production with opportunities to source raw goods from domestic and foreign manufacturers, as appropriate, in order to maintain our competitive advantage.
Results of Operations
Quarters ended March 31, 2006 and 2005 (all amounts for these periods are unaudited)
     Revenues. Our revenues decreased $46,986 or 26%, to $133,605 for the three months ended March 31, 2006, as compared to $180,591 for the three months ended March 31, 2005. The decrease in revenues was due primarily to normal variations in the product release schedule by our largest customer during the three months ended March 31, 2006. Until we successfully launch planned new sales initiatives to home furnishings stores and national retailers, we expect our revenue will be uneven due to the fact that we are highly dependent on a small number of customers.
     Gross profit. Cost of sales consists primarily of raw material and component costs, manufacturing and supervisory labor, manufacturing overhead costs and royalties.
     The gross profit for the three months ended March 31, 2006 was $36,699, a decrease of $33,543 or 48% as compared to $70,242 for the three months ended March 31, 2005. The gross profit for the three months ended March 31, 2006 represented 27% of revenue for that same period as compared to the gross profit for the three months ended March 31, 2005 which represented 39% of revenue for that same period. This decrease in gross profit was due to our aggressively pricing products in order to begin to obtain new customers as well as a lack of utilization of all of our manufacturing capacity.

     Operating expenses. Operating expenses consist of selling and marketing expenses, which are primarily salaries, commissions and promotional expenses, and general and administrative expenses, which are primarily salaries and bonuses, rent expense, depreciation and professional services such as legal and accounting fees.
     Operating expenses increased by $56,761 or 36% to $213,648 for the three months ended March 31, 2006 versus $156,887 for the three months ended March 31, 2005. The operating expenses during the three months ended March 31, 2006 represented 160% of revenue for that same period, versus the operating expenses for the three months ended March 31, 2005 which represented 87% of revenue for that same period. The increase in operating expenses was principally due to additional expenses incurred during 2006 associated with our anticipated share exchange with Silvergraph International.
     Other income (expense). Other income (expense) principally consists of interest income and expense, as well as non-operational revenues or expenses earned or incurred by us. We earned other income of $7,571 during the three months ended March 31, 2006, a decrease of $2,148 or 22% versus $9,719 during the three months ended March 31, 2005.
Years ended December 31, 2005 and 2004
     Revenues. Our revenues increased $240,852 or 48% to $738,277 for the year ended December 31, 2005, as compared to $497,425 for the year ended December 31, 2004. The increase in revenues was due primarily to the addition of new stock keeping units by our largest customer and by sales to new customers.
     Gross profit. Cost of sales consists primarily of raw material and component costs, manufacturing and supervisory labor, manufacturing overhead costs and royalties.
     The gross profit for the year ended December 31, 2005 was $277,131, an increase of $76,534 or 38% as compared to $200,597 in the year ended December 31, 2004. The gross profit for the year ended December 31, 2005 represented 38% of revenue for that same period versus the gross profit for the year ended December 31, 2004 which represented 40% of revenue for that same period. This decrease in gross profit was primarily due to bringing on and maintaining available yet unused manufacturing capacity.
     Operating expenses. Operating expenses consist of selling and marketing expenses, which are primarily salaries, commissions and promotional expenses, and general and administrative expenses, which are primarily salaries and bonuses, rent expense, depreciation and professional services such as legal and accounting fees.
     Operating expenses decreased by $131,139 or 17% to $662,476, during the year ended December 31, 2005 versus $793,615, for the comparable period in 2004. Our operating expenses for the year ended December 31, 2005 represented 90% of revenue for that same period, as compared to the operating expenses for the year ended December 31, 2004 which represented 160% of revenue for that same period. The decrease in operating expenses was principally due to our recording $137,617 of bad debt expense during 2004 and $0 during 2005, as well as various cost cutting measures we employed during 2005.
     Other income (expense). Other income (expense) principally consists of interest income and expense, as well as non-operational revenues or expenses earned or incurred by us. We earned other income of $31,224 during the year ended December 31, 2005, an increase of $23,958 or 330%, versus $7,266 during the year ended December 31, 2004.
Liquidity and Capital Resources
     Our primary source of funds during the three months ended March 31, 2006 and the year ended December 31, 2005 has derived from additional membership equity we raised in the form of the sale of additional membership units. Working capital as of March 31, 2006 was $141,657 as compared to negative working capital of $113,348 as of December 31, 2005. The cash balance at March 31, 2006 was $437,928 compared to $171,034 at December 31, 2005.
     Net cash used in operating activities was $117,562 for the three months ended March 31, 2006, as compared to $114,083 for the three months ended March 31, 2005. Net cash used in operating activities was $288,350 for the year ended December 31, 2005, as compared to $420,310 for the year ended December 31, 2004. During each period presented, net cash was principally utilized by operations to fund our net losses, which were increased or decreased by changes in our working capital.
     Net cash used in investing activities was $2,115 for the year ended December 31, 2005, as compared to net cash used in investing activities of $4,300 for the year ended December 31, 2004. Such cash outflows represented minor purchases of property and equipment during each year.
     Net cash provided by financing activities was $384,456 during the three months ended March 31, 2006, as compared to cash used in financing activities of $18,181 for the three months ended March 31, 2005. Net cash provided by financing activities during 2006 was principally related to the sale of additional membership units of $500,118, which was partially offset by a repurchase of membership units and principal payments on capital leases and distributions. Net cash used in financing activities during 2005 was principally due to principal payments on outstanding debt and member distributions, partially offset by the sale of additional membership units.
     Net cash provided by financing activities was $327,758 during the year ended December 31, 2005, as compared to $517,308 for the year ended December 31, 2004. Net cash provided by financing activities during 2005 and 2004 was principally related to the sale of additional membership units of $525,008 and $701,648, respectively, which was partially offset by principal payments on capital leases and distributions.
     We have suffered recurring losses from operations and have an accumulated deficit of approximately $1,124,744 at December 31, 2005 and $1,294,152 at March 31, 2006. Primarily as a result of our recurring losses and our lack of liquidity, we have received a report from our independent auditors that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern. To continue our operations and to grow our current operations and to make acquisitions, if any, under our current business model during the next 12 months, we will need to secure additional working capital, by way of equity or debt financing, or otherwise. After this 12 month period, we may need additional financing for working capital, and in the case of acquisitions for payment of seller notes and future earned cash to sellers of acquired companies. There can be no assurance that we will be able to secure sufficient financing or on terms acceptable to us. If adequate funds are not available on acceptable terms, we would need to delay, limit or eliminate some or all of our proposed operations, and we may be unable to successfully promote our products or develop new or enhanced products or prosecute acquisitions, any of which could lower our revenues and net income, if we achieve profitability in the future. If we raise additional funds through the issuance of convertible debt or equity securities, the percentage ownership of our current stockholders is likely to be diluted, unless some of our current stockholders were to invest in subsequent convertible debt or equity financings, and some of the newly issued securities may also have rights superior to those of the common stock. Additionally, if we issue or incur debt to raise funds, we may be subject to limitations on our operations.
Inflation and Seasonality
     Inflation has not been material to us during the past five years. Although seasonality has not historically been material, we believe that as our business expands, seasonality will begin to affect our quarterly results of operations.
Critical Accounting Policies
     The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires us to make judgments, assumptions and estimates that affect the amounts reported. Note 1 of the Notes to Combined Financial Statements describes the significant accounting policies used in the preparation of the consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below. On a regular basis, we review the accounting policies we use in reporting our financial results.
     A critical accounting policy is one that is both material to the presentation of our combined financial statements and requires us to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes:
•	we have to make assumptions about matters that are highly uncertain at the time of the estimate; and

•	different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on the our financial condition or results of operations.

     We cannot make estimates and assumptions about future events or determine their effects with certainty. We base our estimates on historical experience and on various other assumptions that we believe to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as we obtain additional information and as our operating environment changes. These changes have historically been minor and we have included them in the combined financial statements as soon as they became known. In addition, we periodically face uncertainties, the outcomes of which are not within our control and we will not know for prolonged periods of time. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, we believe that our combined financial statements are fairly stated in accordance with accounting principles generally accepted in the United States of America, and present a meaningful presentation of our financial condition and results of operations.
     We believe that the following are our critical accounting policies:
Revenue Recognition
     We recognize revenue from gross product sales, including freight charges, and revenues from the license of products, in compliance with Staff Accounting Bulletin No. 101 and No. 104 which require that:
•	title and risk of loss have passed to the customer;

•	there is persuasive evidence of an arrangement;

•	delivery has occurred or services have been rendered;

•	the sales price is fixed and determinable;

•	collectibility is reasonably assured; and

•	customer acceptance criteria, if any, have been successfully demonstrated.
Accounts Receivable
     We extend credit to our customers. We generally do not require collateral. We provide for credit losses in the combined financial statements based on our evaluation of historical and current industry trends. Although we expect to fully collect amounts due, actual collections may differ from estimated amounts.
Inventories
     We state inventories at the lower of cost or market. We determine cost on a standard cost basis which approximates the first-in, first-out (FIFO) method. We give appropriate consideration to obsolescence, excessive levels, deterioration and other factors in evaluating net realizable value.

Recent Accounting Pronouncements
     In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, “Inventory Costs”. This Statement amends the guidance in ARB No. 43 Chapter 4 Inventory Pricing, to require items such as idle facility costs, excessive spoilage, double freight and rehandling costs to be expensed in the current period, regardless if they are abnormal amounts or not. This Statement became effective for us in the first quarter of 2006. We do not expect the adoption of SFAS No. 151 to have a material impact on our financial condition, results of operations, or cash flows.
     In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. APB Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS 154 requires retroactive application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects of the cumulative effect of the change. In the event of such impracticality, SFAS 154 provides for other means of application. In the event we change accounting principles, we will evaluate the impact of SFAS 154.
f. Description of Property
     Our headquarters is located at 11919 Burke Street, Santa Fe Springs, California 90670-2507. This property consists of two adjacent buildings with a total of 20,700 square feet. William W. Lee, our president and a director, leased the original 11,500 square foot building located at 11919 Burke Street on July 26, 1993. Mr. Lee extended the lease on December 30, 2003 for a term of five years, which shall expire on December 31, 2008. We and New Era sublease this property from Mr. Lee through December 31, 2008. Our current rent on that building is $0.507 per square foot, annualizing at $69,993. Beginning January 1, 2007, our rent will increase to $.522 per square feet, equal to $72,072 per annum; and beginning January 1, 2008, our rent will increase again to $5.37 per square feet, equal to $74,151 per annum. Additionally, we agreed under the sublease with Mr. Lee that we will grant to him a security interest in all of the assets of New Era for our failure to make payments under the sublease. Our board has not made a determination as to whether we entered into this sublease with Mr. Lee on terms no less favorable than terms we could have obtained from unaffiliated third parties. Our board has since adopted a policy that any future transactions between us and our officers, directors or principal stockholders will require the approval of a majority of the disinterested directors and will be on terms no less favorable than we could obtain from an unaffiliated third party.
     On August 28, 2004, we also leased, through our wholly-owned subsidiary, New Era, a 9,150 square foot building located at 11925 Burke Street, adjacent to the 11919 Burke Street property, which 11925 Burke Street property lease will expire on September 30, 2007. Our current rent on that building is $0.67 per square foot, equal to $73,566 per annum. In addition, Messrs. James R. Simpson, William W. Lee and James R. Martin, the directors and officers of New Era, serve as guarantors under this lease.

g. Description of Securities;
     Common Stock
     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001, of which 36,000,015 are issued and outstanding as of June 26, 2006 and prior to any reverse stock split that our board of directors has approved but has yet to be voted upon by our shareholders. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof (i) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders, (ii) to participate equally and to receive any and all such dividends as our Board of Directors may declare out of funds legally available; and (iii) to participate pro rata in any distribution of assets available for distribution upon our liquidation. Our stockholders have no preemptive rights to acquire additional shares of common stock or any other securities. All outstanding shares of common stock are fully paid and non-assessable.
     Warrant
     As of the date of this current report on Form 8-K, we have an outstanding warrant to purchase a total of 488,170 shares of common stock, at a weighted average exercise price of $0.139 per share. Our board of directors has voted to recommend to the shareholders that we undertake a 3 for 5 reverse stock split of our common stock which, if approved, will decrease the number of shares issuable upon the exercise of this warrant. New Era issued this warrant to our chief financial officer, Gary Freeman on June 12, 2006, which is to expire on January 26, 2011. This warrant contains anti-dilution provisions providing for adjustments of the exercise price and the number of shares of common stock underlying the warrant, registration rights and piggy-back registration rights. In addition, under the warrant we may cancel Mr. Freeman’s right to exercise up to 50% of the shares of our common stock in the event that he or Bandari Beach Lim & Cleland LLP, of which Mr. Freeman is a partner, cancels a letter of understanding between Bandari and New Era for reasons not involving nonpayment of fees to Bandari, material adverse alteration of Mr. Freeman’s duties as chief financial officer, breach, fraud or other designated reasons. Our right to cancel up to 50% of Mr. Freeman’s exercise rights underlying the warrant will decrease ratably each month beginning July 1, 2006 and ending June 30, 2007, at which time we will no longer have the ability to cancel any percentage of Mr. Freeman’s exercise rights.
     Registration Rights
     Our chief financial officer, Gary Freeman, holds a warrant to purchase 488,170 shares of our common stock. If we determine to file a registration statement with the Securities and Exchange Commission, Mr. Freeman has the right, pursuant to a registration rights agreement between New Era and Mr. Freemen, to have the shares issuable upon the exercise of the warrant included in the initial registration statement. In addition, if New Era determines to prepare and file a registration statement relating to an offering for its own account, Mr. Freeman may have his shares registered under that registration statement.

     Reverse Stock Split
     Our board of directors has voted to recommend to the shareholders that we undertake a 3 for 5 reverse stock split of our common stock. We anticipate that a majority of our shareholders will approve this reverse stock split by written consent. If our stockholders approve this proposal, the board of directors will have the sole discretion to elect, as it determines to be in our best interests whether or not to effect the reverse stock split. Assuming the execution of a written consent by a majority of our shareholders, we intend to file an information statement with the Securities and Exchange Commission to reflect this written consent, followed by the delivery of the information statement to our shareholders.
h.	Market Price for Common Equity and Related Stockholder Matters
     On July 15, 2005, the National Association of Securities Dealers cleared our common stock for an unpriced quotation on the OTC Bulletin Board under the symbol “PSRV”. Effective June 27, 2006, NASDAQ approved the change of our symbol to “SVGI” to reflect our name change from Pinecrest Services, Inc. to Silvergraph International, Inc. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. We must provide supplemental information to the NASD prior to the appearance of a priced quotation, a bid and/or offering price, on that system. There is currently no established market for the common stock.
     As of June 26, 2006, we had 94 holders of record of our common stock. We have not declared dividends on our common stock in the past two years and we do not anticipate the payment of dividends in the foreseeable future in order to preserve our capital for future growth.
i.	Recent Sales of Unregistered Securities
     Please see the discussion under Items 3.02 of this current report on Form 8-K, which is incorporated herein by reference.
j.	Directors and Executive Officers, Promoters and Control Persons

The following table sets forth our current directors and officers:

Name	Age	Position
James R. Simpson	37	Chief Executive Officer, Secretary and Director

William W. Lee	55	President and Director

James R. Martin	45	Vice President – Sales and Marketing, Treasurer and Director

Gary Freeman	37	Chief Financial Officer

Evan Levine	40	Director

Gary R. Martin	56	Director

Our directors and officers
     James R. Simpson became the chief executive officer, secretary and a director of Silvergraph International in June 2006. Mr. Simpson has also served as the chief executive officer and a director of New Era since its inception in June 2006. As one of the founding members of Silvergraph LLC, Mr. Simpson formulated our strategic direction, namely gallery quality prints at decor prices. Prior to founding Silvergraph LLC, where his wholly-owned entity served as one of the Silvergraph LLC managers from April 2005 until Silvergraph LLC’s merger into New Era, Mr. Simpson was a founding member of Brown Simpson Asset Management, LLC, a $450 million New York based private equity investment organization. During his 6-year tenure through 2001, he was responsible for over $250 million in private investment in domestic technology companies. From 1999 to 2001, Mr. Simpson served as a director of Pointconnect Inc., a technology services company targeting the financial services industry. Mr. Simpson has over 12 years of investment banking, private equity, legal and senior corporate management experience. Mr. Simpson received a B.A. from the University of Colorado, Boulder and a J.D. from California Western School of Law in San Diego, California where he served as managing director of the law review.
     William W. Lee became the president and a director of Silvergraph International in June 2006. Mr. Lee has also served as the president, treasurer and a director of New Era since its inception in June 2006. A wholly-owned entity of Mr. Lee served as one of the Silvergraph LLC managers from April 2005 until the merger of Silvergraph LLC into New Era. He possesses over 30 years of experience in the screen-printing industry, with technical proficiency in art manufacturing from film processing through volume production and quality control. Mr. Lee developed all of our patent-pending and proprietary technologies related to pre-press and press operations.
     James R. Martin became the vice president of sales and marketing, the treasurer and a director of Silvergraph International in June 2006. Mr. Martin has also served as the secretary and a director of New Era since its inception in June 2006. A wholly-owned entity of Mr. Martin served as one of the Silvergraph LLC managers from April 2004 until its merger into New Era in 2006. Mr. Martin has over 20 years of direct sales experience building and managing accounts ranging from individual companies to multi-million programs at Fortune 1000 corporations. Products and systems sold range from standard business forms and commercial 4-color process printing to advanced point-of-purchase designs and full in-store signage programs. Mr. Martin received a B.A. in Marketing from San Diego State University. Mr. James Martin is the brother of Mr. Gary Martin, who serves as a director of Silvergraph International.
     Gary Freeman became the chief financial officer of Silvergraph International in June 2006 and of New Era since its inception in June 2006. He serves as chief financial officer on a part-time consultative basis pursuant to a letter of understanding between Bandari, Beach, Lim & Cleland and New Era. Mr. Freeman has been a partner in Bandari, Beach, Lim and Cleland’s Audit and Accounting services division since September 2005. Mr. Freeman has over 15 years in the accounting profession, including ten years with BDO Seidman, LLP from 1990 to 2000 where as a member he served on the firm’s ten person Strategic Planning Committee. Mr.

Freeman is a certified public accountant licensed in California and he received a Bachelors of Business Administration from the University of Notre Dame.
     Evan Levine became a director of Silvergraph International in June 2006. Mr. Levine has over 18 years of investment banking, venture capital, institutional trading, arbitrage dealing, and senior corporate management experience. Mr. Levine has served as the chief executive officer and president since September 2004 and a director since October 2002 of Adventrix Pharmaceuticals, Inc., a biopharmaceutical research and development company. From 1997 through 2001 Mr. Levine was a Managing Principal and Portfolio Manager for Brown Simpson Asset Management, LLC, a $450 million New York based private equity investment organization. In addition, Mr. Levine is the Managing Member of Mark Capital LLC, a venture capital fund specializing in technology and biotechnology investments. Mr. Levine received his B.A. in Economics and Finance from Rutgers University and has completed graduate coursework for his MBA at New York University’s Stern School of Business.
     Gary R. Martin became a director of Silvergraph International in June 2006. Mr. Martin founded TMC Management Corporation in 1982, which provides professional management of multi-family investment properties, and has served as its president and a director since May 1994. In addition, Mr. Martin has been a member of the Board of Governors of the Truck Insurance Exchange (Farmers Insurance Group of Companies) since March 2003. Mr. Martin received a B.S. in Business Administration from the California State University at Long Beach.
Board of Directors
     The Board of Directors manages our business. The number of directors is currently fixed at five. The initial terms of office of our directors will expire upon the election and qualification of directors at the annual meeting of stockholders held following the calendar year ending December 31, 2006. At each subsequent annual meeting of stockholders, stockholders will elect or re-elect directors for a one year term to succeed those directors whose terms are expiring.
Committees of the board of directors
     Pursuant to our bylaws, our board of directors may establish committees from time to time as it deems appropriate. Our board of directors has established an audit committee, a nominating committee and a compensation committee. The membership and function of the committees are described below.
     Audit Committee. The board of directors established its audit committee and approved the Audit Committee Charter in June 2006. This committee reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including recommendations of our independent auditors, the scope of the annual audits, the performance of our independent auditors and our accounting practices. The members of the audit committee are Evan Levine, Gary R. Martin and James R. Simpson. Mr. Levine is the chairman of the audit committee, and he qualifies as an audit committee financial expert as defined under the Securities and Exchange Commission rules. The initial members of the committee described above do not satisfy the independence and financial literacy requirements of applicable laws and regulations and rules of the NASDAQ Stock Market, the Securities Exchange Act of 1934, and

the rules and regulations of the Securities and Exchange Commission. By June 26, 2007, our board of directors or its nominating committee will appoint members to replace the initial members, each of whom will satisfy such independence and financial literacy requirements.
     Nominating Committee. The board of directors established the nominating committee and approved the Nominating Committee Charter in June 2006. This committee recommends to the board of directors, as well as reviews and evaluates, nominees for directors, members of committees and proposed changes to the board of directors concerning the responsibilities and composition of the board of directors and its committees. The nominating committee also reviews and evaluates proxy materials submitted by the shareholders. The members of the nominating committee are William W. Lee, Evan Levine and Gary R. Martin. Mr. Lee is the chairman of the nominating committee. The initial members of the committee described above do not satisfy the independence requirement of applicable laws and regulations and rules of the NASDAQ Stock Market, the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission. By June 26, 2007, our board of directors or its nominating committee will appoint members to replace the initial members, each of whom will satisfy such independence requirement.
     Compensation Committee. The board of directors established the compensation committee and approved the Compensation Committee Charter in June 2006. This committee determines the salaries and benefits, including stock option grants for our employees, consultants, directors and other individuals. The compensation committee also administers our compensation plans. The members of the compensation committee are Evan Levine, Gary R. Martin and James R. Martin. Mr. James R. Martin is the chairman of the compensation committee. The initial members of the committee described above do not satisfy the independence requirement of applicable laws and regulations and rules of the NASDAQ Stock Market, the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission. By June 26, 2007, our board of directors or its nominating committee will appoint members to replace the initial members, each of whom will satisfy such independence requirement.
k. Indemnification of Directors and Officers
     Pursuant to Nevada Revised Statutes Section 78.7502 and 78.751, our Articles of Incorporation and bylaws provide for the indemnification of present and former directors and officers and each person who serves at our request as our officer or director. Indemnification for both officers and directors is mandatory and indemnification for an agent or employee is permissive. We will indemnify such individuals against all expenses (including attorney’s fees), judgments, fines and amount paid in settlement actually and reasonably incurred by such individual in connection with a threatened, pending or completed action, suit or proceeding brought because such individual is our director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interest. In a criminal action he must have had no reasonable cause to believe his conduct was unlawful. This right of indemnification shall not be exclusive of other rights the individual is entitled to as a matter of law or otherwise.

     We are not required to indemnify individuals with respect to any threatened, pending, or completed claims, suits or actions, whether civil, criminal, administrative, investigative or otherwise initiated or brought voluntarily by such individual and not by way of defense. In addition, our Articles of Incorporation provide that we are not required to indemnify our officers and directors in an action, suit or proceeding when such officer or director has been finally adjudged liable by reason of negligence or willful misconduct.
     We are authorized to purchase insurance on behalf of an individual for liabilities incurred whether or not we would have the power or obligation to indemnify him pursuant to our bylaws. We have purchased such insurance for our directors and officers. Also, our bylaws provide that we pay expenses incurred by directors or officers in defending a civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified.
     The inclusion of these provisions in the articles of incorporation and bylaws may reduce the likelihood of derivative litigation against officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against officers and directors for breach of their duty of care, even though a lawsuit, if successful, might otherwise have benefited Silvergraph International and our stockholders. Our articles of incorporation and bylaws provide indemnification to our officers and directors and their legal representatives as permitted by the laws of the State of Nevada. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue or to recover monetary damages under federal securities laws for violations thereof.
l. Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth the beneficial ownership, immediately subsequent to the retirement of the 15,000,000 shares of outstanding common stock held by VIP WorldNet, Inc. and the June 23, 2006 share exchange, of (i) each person known to us to be the beneficial owner of more than five percent of our common stock, (ii) each of our current directors and named executive officers and (iii) all our directors and executive officers as a group.
     In accordance with the rules of the Securities and Exchange Commission, the following table gives effect to the shares of common stock that could be issued upon the exercise of outstanding options and warrants within the period of sixty days after June 23, 2006. Unless otherwise indicated in the footnotes to the table, the following individuals have sole voting and investment power with respect to the shares they beneficially own.

		Percentage of
	Shares of Common	Common Stock
Name and Address of	Stock Beneficially	Beneficially
Beneficial Owner	Owned(1)	Owned(2)

Principal security holders:
Hock-Simpson, LLC (3)	8,100,001	22.5%
Lion’s Head Capital, LLC (4)	8,100,001	22.5%
Mark Capital, LLC (5)	4,816,608	13.4%
Winosaco, LLC (6)	2,600,679	7.2%
Robert J. Neborsky, M.D. Inc. Combination Retirement Trust (7)	2,019,215	5.6%

Directors and Officers
James R. Simpson (3), (8)	8,100,001	22.2%
William W. Lee (4), (9)	8,100,001	22.2%
James R. Martin (6), (10)	2,600,679	7.2%
Gary Freeman (11)	488,170	1.3%
Evan Levine (5), (12)	4,816,608	13.4%
Gary R. Martin (13)	481,661	1.3%

All directors and officers as a group (6 persons) (14)	24,587,120	67.4%

(1) We have obtained information with respect to beneficial ownership from our shareholder records and from information provided by shareholders.
(2) The percentages are determined on the basis of 36,000,015 shares of common stock outstanding. The percentages determined for Gary Freeman and for all directors and officers as a group, are determined on the basis of 36,488,185 shares of common stock, which takes into consideration the number of shares of common stock that Gary Freeman may acquire within 60 days upon the exercise of an outstanding warrant to purchase 488,170 shares of our common stock.
(3) As the sole member of Hock-Simpson, James R. Simpson has the sole voting and investment power of the shares of common stock held by Hock-Simpson. Thus, Mr. Simpson is deemed to be the beneficial owner of the 8,100,001 shares of common stock held by Hock-Simpson. The principal address for Hock Simpson is 53 Coronado Pointe, Laguna Niguel, California 92677.
(4) As the sole member of Lion’s Head, William W. Lee has the sole voting and investment power of the shares of common stock held by Lion’s Head. Thus, Mr. Lee is deemed to be the beneficial owner of the 8,100,001 shares of common stock held by Lion’s Head. The principal address for Lion’s Head is 11919 Burke Street, Santa Fe Springs, California 90670.
(5) As the sole member of Mark Capital, Evan Levine has the sole voting and investment power of the shares of common stock held by Mark Capital. Thus, Mr. Levine is deemed to be the beneficial owner of the 4,816,608 shares of common stock held by Mark Capital. The principal address for Mark Capital is 5173 Seagrove Place, San Diego, California 92130.
(6) As the sole member of Winosaco, James R. Martin has the sole voting and investment power of the shares of common stock held by Winosaco. Thus, Mr. Martin is deemed to be the beneficial owner of the 2,600,679 shares of common stock held by Winosaco. The principal address for Winosaco is 1493 Glencrest Drive, San Marcos, California 92078.
(7) The principal address for Robert J. Neborsky, M.D. Inc. Combination Retirement Trust is 317 14th Street, Del Mar, California 92014.
(8) Includes the 8,100,001 shares of common stock held by Hock-Simpson, LLC, of which Mr. Simpson is the sole member.
(9) Includes the 8,100,001 shares of common stock held by Lion’s Head Capital, LLC, of which Mr. Lee is the sole member.
(10) Includes the 2,600,679 shares of common stock held by Winosaco, LLC, of which Mr. James R. Martin is the sole member.
(11) Includes 488,170 shares of common stock issuable upon the exercise of an outstanding warrant granted to Mr. Freeman.
(12) Includes the 4,816,608 shares of common stock held by Mark Capital, LLC, of which Mr. Levine is the sole member.
(13) Includes 481,661 shares of common stock owned by First Regional Bank, FBO Gary R. Martin Sep/IRA for which Mr. Gary R. Martin is the custodian and beneficial owner of substantially all of the common stock. The principal address for First Regional Bank, FBO Gary R. Martin Sep/IRA is 5950 LaPlace Court, Suite 160, Carlsbad, California 92008.
(14) Includes 488,170 shares of common stock issuable upon the exercise of an outstanding warrant granted to Gary Freeman.
m. Executive Compensation
     We have included the following summary compensation tables for the previous three years for each of Silvergraph International and New Era, and their respective chief executive officers, and their respective other executive officers whose total annual salaries and bonuses exceeded $100,000.

     Summary Compensation Table

		Annual Compensation			Long-term compensation awards
					Restricted	Securities
				Other annual	stock	Underlying	LTIP	All other
Name and			Bonus	compensation	award(s)	Options/SARs	payouts	compensation
Principal Position	Year	Salary ($)	($)	($)	($)	(#)	($)	($)
April L. Marino	2005	—	—	—	—	—	—	—
Former President of	2004	—	—	—	—	—	—	—
Silvergraph	2003	—	—	—	—	—	—	—
International (1)

Anthony S. Clayton	2005	—	—	—	—	—	—	—
Former Secretary and	2004	—	—	—	—	—	—	—
Treasurer of	2003	—	—	—	—	—	—	—
Silvergraph International (2)

James R. Simpson	2005	$37,607	—	—	—	—	—	—
Chief executive	2004	$22,500	—	—	—	—	—	—
officer and Secretary	2003	—	—	—	—	—	—	—
of Silvergraph International and Chief executive officer of New Era (3)

William W. Lee	2005	$43,525	—	—	—	—	—	—
President of	2004	$42,020	—	—	—	—	—	—
Silvergraph	2003	$15,300	—	—	—	—	—	—
International and President and Treasurer of New Era (4)

James R. Martin	2005	$31,927(5)	—	—	—	—	—	—
VP-sales and	2004	$16,500(5)	—	—	—	—	—	—
marketing and	2003	—	—	—	—	—	—	—
Treasurer of Silvergraph International and Secretary of New Era

Gary Freeman	2005	—	—	—	—	—	—	—
Chief financial	2004	—	—	—	—	—	—	—
officer (6)	2003	—	—	—	—	—	—	—

(1) Due to the fact that Silvergraph International had minimal operations prior to the share exchange, Ms. Marino did not receive any cash compensation, bonuses, stock appreciation rights, long term compensation, stock awards or long-term incentive rights from us during the past three fiscal years. Ms. Marino resigned as president in June 2006.
(2) Due to the fact that Silvergraph International had minimal operations prior to the share exchange, Mr. Clayton did not receive any cash compensation, bonuses, stock appreciation rights, long term compensation, stock awards or long-term incentive rights from us during the past three fiscal years. Mr. Clayton resigned as secretary and treasurer in June 2006.
(3) Comprised of $37,607 and $22,500 in cash compensation received from the New Era predecessor, Silvergraph LLC, in 2005 and 2004, respectively.
(4) Comprised of $43,525, $42,020 and $15,300 in cash compensation received from the New Era predecessor, Silvergraph LLC, in 2005, 2004 and 2003, respectively.
(5) Comprised of $31,927 and $16,500 in cash compensation received from the New Era predecessor, Silvergraph LLC, in 2005 and 2004, respectively.
(6) Mr. Freeman became the chief financial officer of Silvergraph International in June 2006 and the chief financial officer of New Era in January 2006. Though Mr. Freeman received no form of compensation for the past three fiscal years, New Era granted Mr. Freeman a warrant in June 2006 pursuant to which he may acquire 488,170 shares of our common stock upon its exercise.
     Stock Option Plan
     Our Board of Directors approved a stock option plan on June 26, 2006. The purpose of the 2006 stock option plan is to promote our interests by attracting key employees and directors, providing each of our key employees and directors with an additional incentive to work to increase the value of our common stock and providing key employees and directors with a stake in our future, which corresponds to the stake of the stockholders. Our Board has reserved for issuance a total of 1,000,000 shares of common stock under the 2006 stock option plan. We have not granted any options to date. Our Board in approving the 2006 stock option plan has recommended that the shareholders approve this 2006 stock option plan. We anticipate that a majority of our shareholders will approve this 2006 stock option plan by written consent. Assuming the execution of a written consent by a majority of our shareholders, we intend to file an information statement with the Securities and Exchange Commission to reflect this written consent, followed by the delivery of the information statement to our shareholders.
     Each stock option granted under the 2006 stock option plan will entitle the holder to purchase the number of shares of common stock specified in the grant at the purchase price specified. The 2006 stock option plan authorizes the Compensation Committee to grant:
•	incentive stock options within the meaning of Section 422 of the Internal Revenue Code to key employees, and

•	non-qualified stock options under the Internal Revenue Code to key employees or non-employee directors.
     If an option granted under the 2006 stock option plan expires, is cancelled or is exchanged for a new option before a holder exercises the option in full, the shares reserved for the unexercised portion of the option will become available again for use under the 2006 stock option plan. Shares underlying an option that a holder surrenders and shares used to satisfy an option price or withholding obligation will not again become available for use under the 2006 stock option plan.
     Employment Agreements
     New Era and Mr. Simpson are parties to an employment agreement governing his employment with New Era. This agreement provides that Mr. Simpson will receive an annual base salary of $82,000. Pursuant to the terms of this agreement, Mr. Simpson’s base salary will increase to $120,000 per annum, at such time as we are able to raise a minimum of $1,500,000 in new capital. The agreement shall expire in June 2011; provided, however, that our Board of Directors may extend the five year term of this employment agreement by one year at each meeting of our Board of Directors immediately following the annual meeting of the stockholders beginning in 2007 and ending in 2011.
     New Era and Mr. Lee are parties to an employment agreement governing his employment with New Era. This agreement provides that Mr. Lee will receive an annual base salary of $82,000. Pursuant to the terms of this agreement, Mr. Lee’s base salary will increase to $120,000 per annum, at such time as we are able to raise a minimum of $1,500,000 in new capital. The agreement shall expire in June 2011; provided, however, that our Board of Directors may extend the five year term of this employment agreement by one year at each meeting of our Board of Directors immediately following the annual meeting of the stockholders beginning in 2007 and ending in 2011.
     New Era and Mr. James R. Martin are parties to an employment agreement governing his employment with New Era. This agreement provides that Mr. Martin will receive an annual base salary of $82,000. Pursuant to the terms of this agreement, Mr. Martin’s base salary will increase to $120,000 per annum, at such time as we are able to raise a minimum of $1,500,000 in new capital. In addition, this agreement provides that Mr. Martin will receive a signing incentive of $27,000 as well as a commission on the gross sales of New Era. Mr. Martin shall receive a 5% commission on all gross sales of New Era until we fully pay the signing incentive, at which time the commission percentage becomes 2.5% on all future gross sales. The agreement shall expire in June 2011; provided, however, that our Board of Directors may extend the five year term of this employment agreement by one year at each meeting of our Board of Directors immediately following the annual meeting of the stockholders beginning in 2007 and ending in 2011.
     Each employment agreement provides that in the event that we terminate the executive without cause or if the executive resigns for certain designated reasons, the executive retains his monthly base salary for twenty-four (24) months after the month of termination and payment thirty (30) days after termination of any incentive bonus for measurement periods already ended at the date of termination. The executive shall also be entitled to receive benefits from Silvergraph International for eighteen (18) months following such termination. Each of these employment agreements provides for a reduction in severance pay in the event that the executive earns any base compensation from another employer during the period of base salary continuation.
     New Era and Bandari Beach Lim & Cleland LLP are parties to a letter of understanding governing Gary Freeman’s employment on a part-time basis as the chief financial officer with New Era. Pursuant to this letter of understanding, New Era granted to Mr. Freeman a warrant to purchase 3.375 shares of New Era common stock; provided, however, that New Era retains the right to cancel Mr. Freeman’s right to exercise up to 50% of the shares underlying the warrant in the event that Bandari or Mr. Freeman cancel the letter agreement for reasons not involving nonpayment of fees to Bandari, material adverse alteration of Mr. Freeman’s duties as chief financial officer, breach, fraud or other designated reasons. Our right to cancel up to 50% of Mr. Freeman’s exercise rights underlying the warrant will decrease ratably each month beginning July 1, 2006 and ending June 30, 2007, at which time we will no longer have the ability to cancel any percentage of Mr. Freeman’s exercise rights.
n. Certain Related Transactions
     In March 2003, Lee Graphic Technologies, Inc., a California corporation located in Santa Fe Springs, California and owned by William W. Lee, one of our directors and our president, entered into a 60 month capital lease related to the multi-station press with Interchange Equipment, Inc. Interchange subsequently assigned this lease to The CIT Group. Under the terms of the lease, Lee Graphic pays CIT Group $7,821 per month, and Lee Graphic has the right to purchase the multi-station press for $35,000 at the end of the 60 month term. The capital lease has 21 months remaining as of June 2006. Lee Graphic is not in default on its capital lease with CIT Group. On March 15, 2005, we entered into a multi-year contract with Lee Graphic for exclusive use of the multi-station press pursuant to which we pay to Lee Graphic $8,000 per month and pay for all maintenance. Our contract also specifies that at the end of the term of the capital lease, we will pay to Lee Graphic $35,000, which it shall use to exercise the purchase option and thereafter transfer ownership to us within five business days.
     On July 26, 1993, Mr. Lee leased a 11,500 square foot property located at 11919 Burke Street, Santa Fe Springs, California 90670-2507. Pursuant to this lease, Mr. Lee currently pays to the lessor, an unaffiliated party, $5,832.75 per month, which is approximately $.507 per square foot, equal to 69,993 per annum. Beginning January 1, 2007, Mr. Lee’s rent will increase to $.522 per square feet, equal to $72,072 per annum; and beginning January 1, 2008, Mr. Lee’s rent will increase again to $5.37 per square feet, equal to $74,151 per annum. Mr. Lee is not in default on this lease. We and New Era entered into a sublease with Mr. Lee for this property, pursuant to which we pay Mr. Lee $5,832.75 per month, which is the same amount Mr. Lee currently pays under his lease. In addition, our rent under the sublease will increase in the same amount as will Mr. Lee’s under his lease. We agreed under the sublease with Mr. Lee that we will grant to him a security interest in all of the assets of New Era for our failure to make payments under the sublease.

     In addition, Mr. Lee made advances to Lee Graphic from time to time in the aggregate amount of $103,045. Lee Graphic and New Era entered into an instrument of transfer and assignment on April 1, 2006 pursuant to which Lee Graphic transferred and assigned all of its assets, rights, liabilities and obligations to New Era. Notwithstanding the foregoing, the instrument specifically excludes Lee Graphic’s obligation to repay Mr. Lee for the advances he made to Lee Graphic from time to time and the rights and obligations of Lee Graphic arising under the CIT Group capital lease described above. Both of these obligations remain the obligations of Lee Graphic and not New Era.
     The Edward Brian O’Dwyer Separate Property Trust, one of our shareholders, loaned to New Era $280,000 in June 2006. In consideration of this loan, New Era issued a promissory note on June 23, 2006 to and in favor of the O’Dwyer trust in the principal amount of $280,000, plus 7% interest per annum on the outstanding principal. The note is due and payable by us on September 23, 2006.
     Our board has not made a determination as to whether the related-party transactions described above were made on terms no less favorable than terms we could have obtained from unaffiliated third parties. Our board has adopted a policy that any future transactions between us and our officers, directors or principal stockholders will require the approval of a majority of the disinterested directors and will be on terms no less favorable than we could obtain from an unaffiliated third party.
o. Legal Proceedings
     We are not a party to any proceedings or threatened proceedings as of the date of this filing.
p. Changes in and Disagreements with Accountants.
     Please see the discussion under Item 4.01 of this current report on Form 8-K, which is incorporated herein by reference.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.
a. Financial statements of business acquired.
Audited financial statements:
Report of independent registered public accounting firm.
Silvergraph LGT, LLC and Lee Graphic Technologies, Inc. combined balance sheet as of December 31, 2005
Silvergraph LGT, LLC and Lee Graphic Technologies, Inc. combined statements of operations for years ended December 31, 2005 and December 31, 2004.
Silvergraph LGT, LLC and Lee Graphic Technologies, Inc. combined statements of members’ and stockholders’ equity for years ended December 31, 2005 and December 31, 2004
Silvergraph LGT, LLC and Lee Graphic Technologies, Inc. combined statements of cash flows for years ended December 31, 2005 and December 31, 2004
Notes to combined financial statements for years ended December 31, 2005 and December 31, 2004
Unaudited financial statements:
Silvergraph LGT, LLC and Lee Graphic Technologies, Inc. combined balance sheet for the three months ended March 31, 2006
Silvergraph LGT, LLC and Lee Graphic Technologies, Inc. combined statements of operations for the three months ended March 31, 2006 and March 31, 2005
Silvergraph LGT, LLC and Lee Graphic Technologies, Inc. combined statements of members’ and stockholders’ equity for the three months ended March 31, 2006 and March 31, 2005
Silvergraph LGT, LLC and Lee Graphic Technologies, Inc. combined statements of cash flows for the three months ended March 31, 2006 and March 31, 2005
Notes to unaudited combined financial statements for the three months ended March 31, 2006 and March 31, 2005)
b. Pro forma financial information.
Introduction to unaudited pro forma financial statements of Silvergraph LGT, LLC, Lee Graphic Technologies, Inc., New Era Studios, Inc. and Silvergraph International, Inc.

Unaudited Silvergraph LGT, LLC, Lee Graphic Technologies, Inc., New Era Studios, Inc. and Silvergraph International, Inc. pro forma balance sheet as of March 31, 2006
Unaudited Silvergraph LGT, LLC, Lee Graphic Technologies, Inc., New Era Studios, Inc. and Silvergraph International, Inc. pro forma statements of operations for the three months ended March 31, 2006
c. Exhibits

Exhibit #	Description
2.1 *	Agreement and Plan of Share Exchange dated as of June 23, 2006, between Pinecrest Services, Inc. and New Era Studios, Inc.

3.1 *	Articles of Incorporation of Pinecrest Services, Inc.

3.2	Articles of Merger for Pinecrest Services, Inc. (incorporated by reference from our Registration Statement on Form 10-SB filed on July 6, 2000).

3.3 *	Articles of Exchange by and between Pinecrest Services, Inc. and New Era Studios, Inc. filed with the Nevada Secretary of State on June 23, 2006.

3.4 *	Certificate of Amendment to Articles of Incorporation of Pinecrest Services, Inc. filed with the Nevada Secretary of State on June 23, 2006.

3.5 *	Amended and Restated Bylaws of Silvergraph International, Inc.

4.1 *	Warrant issued by New Era Studios, Inc. to and in favor of Gary Freeman.

4.2 *	Registration Rights Agreement dated as of June 12, 2006, between New Era Studios, Inc. and Gary Freeman.

10.1 *	Standard Industrial/Commercial Single-Tenant Lease dated as of July 26, 1993 between Woods Family Trust and William W. Lee.

10.2 *	Standard Sublease dated as of June 26, 2006 by and between William W. Lee, New Era Studios, Inc. and Silvergraph International, Inc.

10.3 *	Standard Industrial/Commercial Single-Tenant Lease dated as of August 28, 2004 by and among Richard E. Battenschlag, Bob B. Kay and Silvergraph LGT, LLC.

10.4 *	Equipment Lease dated March 6, 2003 by and between Lee Graphic Technologies, Inc. and Interchange Equipment, Inc.

10.5 *	CIT Group Assignment of Equipment Lease dated March 6, 2003 by Interchange Equipment, Inc.

10.6 *	Use Agreement dated March 15, 2005 by and between Lee Graphic Technologies, Inc. and Silvergraph LGT, LLC.

Exhibit #	Description
10.7 *	Employment Agreement, dated June 9, 2006, between New Era Studios, Inc. and James R. Martin.

10.8 *	Employment Agreement, dated June 9, 2006, between New Era Studios, Inc. and James R. Simpson.

10.9 *	Employment Agreement, dated June 9, 2006, between New Era Studios, Inc. and William W. Lee.

10.10 *	Letter of Understanding dated January 27, 2006 between Bandari Beach Lim & Cleland LLP and New Era Studios, Inc. (f/k/a Silvergraph LGT, LLC).

10.11 *	Promissory Note, dated June 23, 2006 from New Era Studios, Inc. to and in favor of Edward Brian O’Dwyer Separate Property Trust.

10.12 *	2006 Stock Option Plan of Silvergraph International, Inc., dated June 26, 2006.

16.1 *	Letter dated June 26, 2006 regarding Change in Certifying Accountant.

21.1 *	List of subsidiaries of Silvergraph International, Inc.

99.1 *	Audit Committee Charter of Silvergraph International, Inc., dated June 26, 2006.

99.2 *	Nominating Committee Charter of Silvergraph International, Inc., dated June 26, 2006.

99.3 *	Compensation Committee Charter of Silvergraph International, Inc., dated June 26, 2006.

*Previously filed.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silvergraph International, Inc.

DATED: July 12, 2006	By:	/s/ James R. Simpson

James R. Simpson
Chief Executive Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Members of Silvergraph LGT, LLC and
Stockholders of Lee Graphic Technologies, Inc.
     We have audited the accompanying combined balance sheet of Silvergraph LGT, LLC and Lee Graphic Technologies, Inc. (collectively the “Company”) as of December 31, 2005, and the related combined statements of operations, members’ and stockholders’ equity and cash flows for the years 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Silvergraph LGT, LLC and Lee Graphic Technologies, Inc. as of December 31, 2005, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.
     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company incurred a loss of $354,121 and used $288,350 of cash in operating activities during the year ended December 31, 2005 and had a working capital deficiency of $113,348 and an accumulated deficit of $1,124,774 as of December 31, 2005. These factors, among others, as discussed in Note 1 to the financial statements, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Weinberg & Company
Los Angeles, California
June 9, 2006

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
COMBINED BALANCE SHEET

December 31,
2005
ASSETS
Current assets:
Cash and cash equivalents	$171,034
Accounts receivable, net of allowance for doubtful accounts, adjustments and sales returns of $5,000	42,945
Inventories	83,042
Prepaid expenses and other current assets	7,838

Total current assets	304,859
Property and equipment, net	329,841

Total assets	$634,700

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$147,205
Accrued expenses	47,086
Line of credit	46,159
Capital lease obligation, current	74,712
Due to related party	103,045

Total current liabilities	418,207
Capital lease obligation—long-term	95,820

Total liabilities	514,027

Commitments and contingencies
Members’ and Stockholders’ equity:
Lee Graphic:
Common Stock, no par value; 500,000 shares authorized; 1,000 shares issued and outstanding	1,000
Additional paid-in capital	100,614
Silvergraph:
Membership interests	1,143,833
Combined accumulated deficit	(1,124,774)

Total members’ and stockholders’ equity	120,673

Total liabilities and equity	$634,700

The accompanying notes are an integral part of these combined financial statements.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
COMBINED STATEMENTS OF OPERATIONS

	Year ended	Year ended
	December 31,	December 31,
	2005	2004
Revenues	$738,277	497,425

Cost of sales	461,146	296,828

Gross profit	277,131	200,597

Operating expenses	662,476	793,615

Operating loss	(385,345)	(593,018)
Other income	31,224	7,266

Net Loss	$(354,121)	$(585,752)

The accompanying notes are an integral part of these combined financial statements.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
COMBINED STATEMENTS OF MEMBERS’ AND STOCKHOLDERS’ EQUITY

		Additional		Combined
	Common	Paid-in	Members’	Accumulated
	Stock	Capital	Interests	Deficit	Total
Balance, January 1, 2004	$1,000	$100,614	$171,833	$(184,901)	$88,546
Issuance of membership units	—	—	701,648	—	701,648
Distributions	—	—	(140,793)	—	(140,793)
Net Loss	—	—	—	(585,752)	(585,752)

Balance, December 31, 2004	1,000	100,614	732,688	(770,653)	63,649

Issuance of membership units	—	—	525,008	—	525,008
Distributions	—	—	(113,863)	—	(113,863)
Net Loss	—	—	—	(354,121)	(354,121)

Balance, December 31, 2005	$1,000	$100,614	$1,143,833	$(1,124,774)	$120,673

The accompanying notes are an integral part of these combined financial statements.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
COMBINED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2005	2004
Operating activities:
Net loss	$(354,121)	$(585,752)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	107,659	109,815
Changes in assets and liabilities:
Accounts receivable	(36,053)	57,433
Inventory	(67,468)	(15,574)
Other assets	(7,838)	—
Accounts payable and accrued expenses	69,471	13,768

Net cash used in operating activities	(288,350)	(420,310)

Investing activities:
Purchases of furniture and equipment	(2,115)	(4,300)

Net cash used in investing activities	(2,115)	(4,300)

Financing activities:
Debt principal payments	(14,921)	(8,850)
Advances from related party	—	28,045
Principal payments on capital leases	(68,466)	(62,742)
Proceeds from sale of member interests	525,008	701,648
Distributions	(113,863)	(140,793)

Net cash provided by financing activities	327,758	517,308

Change in cash and cash equivalents	37,293	92,698
Cash and cash equivalents, beginning of year	133,741	41,043

Cash and cash equivalents, end of year	$171,034	$133,741

Supplemental cash flow information:
Cash paid for interest	$22,819	$32,866
Cash paid for income taxes	—	—
The accompanying notes are an integral part of these combined financial statements.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
NOTE 1—THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES
The Company
Silvergraph, LGT, LLC (the “Silvergraph”) is a leading designer, manufacturer, marketer and branded retailer of fine-art reproductions, art-based home decorative accessories, collectibles and gift products. Silvergraph’s primary products are canvas and paper lithographs as well as other forms of fine-art reproductions. Silvergraph distributes products through a variety of distribution channels, including corporate and independently owned retail stores, independent dealers and strategic partners.
Silvergraph was organized in Delaware on January 18, 2002 as a Limited Liability Company.
The combined financial statements include the accounts of Silvergraph and its combined affiliate Lee Graphic Technologies, Inc (“LGT”, and combined with Silvergraph referred to as the “Company”). These financial statements have been combined due to the following facts:
•	The companies have been operated as one business over the past three (“3”) years,

•	The managing member and owners of 28% of Silvergraph’s membership interests own 100% of LGT, and

•	The business assets, liabilities, business contacts and intellectual property of LGT were transferred at no cost to Silvergraph on April 1, 2006, which will be merged into the public company upon completion of the contemplated transaction (see Note 7).
All intercompany balances and transactions have been eliminated in combination.
Going Concern
The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from its combined operations since its inception and has incurred a net loss of $354,121 and used cash of $288,350 in operations during the year ended December 31, 2005, and had a working capital deficiency of $113,348 and a combined accumulated deficit of $1,124,774 at December 31, 2005. The combined financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence. The recovery of the Company’s assets is dependent upon continued operations of the Company. In addition, the Company’s recovery is dependent upon future events, the outcome of which is undetermined. The Company intends to continue to attempt to raise additional capital, but there can be no certainty that such efforts will be successful.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates are used in the accounting for revenues, allowance for doubtful accounts, product returns and other sales allowances, inventory reserves, depreciation and amortization, lease guarantees, long-lived assets and income taxes. Actual results could differ from those estimates.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004 (CONTINUED)
Revenue Recognition
The Company recognizes revenue from gross product sales, including freight charges, and revenues from the license of products, in compliance with Staff Accounting Bulletin No. 101 (“SAB 101”) and No. 104 (“SAB 104”) which require that title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is fixed and determinable, collectibility is reasonably assured, and customer acceptance criteria, if any, have been successfully demonstrated.
Impairment of Long-Lived Assets
Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When such “triggering” events occur, the Company compares the carrying value of long-lived assets to the undiscounted expected future cash flows related to those assets. If this comparison indicates that impairment is present, the amount of the impairment is calculated using discounted expected cash flow using a weighted average cost of capital. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use are based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.
Income Taxes
As Silvergraph is a Limited Liability Company (“LLC”), the taxes on the income of the LLC are payable individually by each member. The amount that might be withdrawn by the members in order to pay such taxes will be determined as necessary and distributed from members’ equity. LGT has elected to be taxed for income tax purposes under the provisions of Subchapter S of the Internal Revenue Code. As a result of this election, income for Federal and state purposes is taxed directly to LGT’s shareholders. California franchise tax is computed for Subchapter S corporations at 1.5% of LGT’s net income.
Cash and cash equivalents
Highly liquid investments with original maturities of three months or less are classified as cash and cash equivalents.
Concentration of credit and foreign currency risks
Financial instruments that potentially subject the Company to concentrations of credit risk consist mainly of trade accounts receivable from distributors and end users. Consequently, its foreign exchange risk is deemed insignificant. The Company offers credit terms on the sale of its products and performs ongoing credit evaluations of its customers’ financial condition, but generally requires no collateral. The Company maintains an allowance for doubtful accounts based on the collectibility of all accounts receivable.
Accounts Receivable
The Company extends credit to its customers. Collateral is generally not required. Credit losses are provided for in the financial statements based on management’s evaluation of historical and current industry trends. Although the Company expects to fully collect amounts due, actual collections may differ from estimated amounts.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004 (CONTINUED)
Inventories
Inventories are stated at the lower of cost or market. Cost is determined on a standard cost basis which approximates the first-in, first-out (FIFO) method. Appropriate consideration is given to obsolescence, excessive levels, deterioration and other factors in evaluating net realizable value.
Property and equipment
Property and equipment is stated at cost less accumulated depreciation and amortization. Repairs and maintenance costs are expensed as incurred. Depreciation and amortization are computed on a straight-line basis over the following estimated useful lives:

Machinery and equipment	5-10 years
Furniture and fixtures	7 years
Leasehold improvements	Lesser of 7 to 10 years or life of lease
Computer hardware and software	5 years
Vehicles	7 years
Equity-based compensation
As permitted by Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” the Company accounts for employee equity-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and Financial Accounting Standards Board (“FASB”) Interpretation No. 44 (“FIN 44”), “Accounting for Certain Transactions Involving Stock-Based Compensation, an interpretation of APB Opinion No. 25” and related interpretations in accounting for its equity-based compensation awards. Expense associated with stock-based compensation is amortized over the vesting period of each individual award. The Company accounts for stock option and warrant grants issued to non-employees using the guidance of SFAS No. 123, “Accounting for Stock-Based Compensation” and EITF No. 96-18: “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” whereby the fair value of such option and warrant grants is determined using the Black-Scholes option pricing model at the earlier of the date at which the non-employee’s performance is completed or a performance commitment is reached. There were no options or warrants issued by the Company during 2004 or 2005.
In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share Based Payment” (“SFAS No. 123R”), a revision to SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123R superseded APB No. 25 and amended SFAS No. 95, “Statement of Cash Flows”. Effective January 1, 2006, SFAS No. 123R requires that the Company measure the cost of employee services received in exchange for equity awards based on the grant date fair value of the awards, with the cost to be recognized as compensation expense in the Company’s financial statements over the vesting period of the awards. Accordingly, the Company recognizes compensation cost for equity-based compensation for all new or modified grants issued after December 31, 2005. In addition, commencing January 1, 2006, the Company recognizes the unvested portion of the grant date fair value of awards issued prior to adoption of SFAS No. 123R based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding stock options and warrants. The Company adopted SFAS No. 123R effective January 1, 2006, and is using the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123R for all awards granted to employees prior to the effective date of SFAS No. 123R that remain unvested on the effective date.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004 (CONTINUED)
Significant customers
The Company made sales to 3 significant customers, comprising 66%, 15% and 12% of total sales, during the year ended December 31, 2005, and 2 significant customers, comprising 44% and 14% of total sales, during the year ended December 31, 2004.
Fair value of financial instruments
The Company’s financial instruments consist of cash, accounts receivable, accounts payable and accrued expenses, line of credit, capital lease obligation and related party payable. The carrying values of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable are representative of their fair values due to their short-term maturities. The carrying value of the capital lease obligation appears to be representative of its fair value due to its associated interest rate. The Company is unable to approximate the fair value of the related party payable due to the nature of the relationships between the parties involved in the transaction.
          Recent Accounting Pronouncements
In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, “Inventory Costs”. This Statement amends the guidance in ARB No. 43 Chapter 4 Inventory Pricing, to require items such as idle facility costs, excessive spoilage, double freight and rehandling costs to be expensed in the current period, regardless if they are abnormal amounts or not. This Statement will become effective for us in the first quarter of 2006. The adoption of SFAS No. 151 is not expected to have a material impact on our financial condition, results of operations, or cash flows.
In May 2005, the FASB issued Statement No. 154 (“SFAS 154”) “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. APB Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects of the cumulative effect of the change. In the event of such impracticality, SFAS 154 provides for other means of application. In the event the Company changes accounting principles, it will evaluate the impact of SFAS 154.
NOTE 2—BALANCE SHEET COMPONENTS
Inventories
Inventories as of December 31, 2005 were as follows:

December 31,
2005
Raw materials	$42,695
Finished goods	40,347

$83,042

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004 (CONTINUED)
NOTE 2—BALANCE SHEET COMPONENTS (continued)
Property and equipment, net
     Property and equipment as of December 31, 2005 was as follows:

December 31,
2005
Machinery and equipment	$685,060
Furniture and fixtures	1,000
Computer hardware and software	8,628
Vehicles	51,965

746,653
Accumulated depreciation and amortization	(416,812)

$329,841

As of December 31, 2005, the Company had $560,000 of fixed assets, having an accumulated depreciation balance of $293,636, under capital leases included in machinery and equipment. The Company had depreciation expense of $107,659 and $109,815 for the years ended December 31, 2005 and 2004, respectively.
NOTE 3—RELATED PARTY TRANSACTIONS
The Company has periodically received advances from one of its members. These advances bear no interest and are due on demand. As of December 31, 2005, the Company owed the member $103,045 from such advances.
NOTE 4—DEBT
Line of credit
The Company has a $50,000 revolving bank line-of-credit, which automatically renews unless an event of default occurs. Borrowings under the facility bear interest at the bank’s prime rate plus 2% (9.25% at December 31, 2005). The facility is secured by substantially all of the Company’s assets. At December 31, 2005, the Company had $46,159 outstanding under this line of credit.
NOTE 5—COMMITMENTS AND CONTINGENCIES
Leases
The Company entered into two non-cancelable operating leases for facilities in Santa Fe Springs, California expiring during 2007 and 2008, respectively. The two leased facilities consist of a combined approximately 20,700 square feet of office, manufacturing and warehouse space. The Company also has other non- cancelable operating and capital leases for machinery and equipment. Future minimum lease commitments under non-cancelable operating and capital leases as of December 31, 2005 are as follows:

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004 (CONTINUED)

	Operating	Capital
Fiscal Year	Leases	Leases
2006	$151,149	$86,700
2007	129,266	86,700
2008	75,501	14,450

Total minimum lease payments	$355,916	187,850

Interest		17,318

Total		$170,532

Less current portion		(74,712)

Long-term		$95,820

     Rent expense under operating leases was $171,233 and $148,691 for the years ended December 31, 2005 and 2004, respectively.
Litigation
From time to time, the Company is involved in various legal proceedings arising from the normal course of its business activities. Any adverse outcome from these matters is currently not expected to have a material adverse impact on the results of operations, cash flows or financial position of the Company, either individually or in the aggregate.
NOTE 6—EQUITY
The Company is a limited liability company; therefore, no member, manager, agent or employee of the Company is personally liable for the debts, obligations, or liabilities of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other member, director, manager, agent or employee of the Company, unless the individual has signed a specific personal guarantee. Net profits and losses are allocated to the capital account of each member at the end of each accounting period in accordance with their respective percentage ownership. LGT is an S corporation, which has only issued common stock to its respective shareholders.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004 (CONTINUED)
NOTE 7—SUBSEQUENT EVENTS
Sale of Membership Units
During the three months ended March 31, 2006, the Company sold additional membership units for proceeds of $500,118.
Merger
During April 2006, the Company signed a Letter of Intent to be acquired by Pinecrest Services, Inc. (“Pinecrest”). It is intended that the Company, after merging into a newly formed C corporation, will exchange 100% of its outstanding common stock for 32,400,015 shares of Pinecrest. The transaction will be accounted for as a reverse merger (recapitalization) with the Company deemed the accounting acquirer, and Pinecrest the legal acquirer.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
COMBINED BALANCE SHEET
(UNAUDITED)

March 31,
2006
ASSETS
Current assets:
Cash and cash equivalents	$437,928
Accounts receivable, net of allowance for doubtful accounts, adjustments and sales returns of $0	3,321
Inventories	67,627

Total current assets	508,876
Property and equipment, net	303,561

Total assets	$812,437

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$89,129
Accrued expenses	52,860
Line of credit	45,825
Capital lease obligation, current	76,360
Due to related party	103,045

Total current liabilities	367,219
Capital lease obligation—long-term	76,100

Total liabilities	443,319

Commitments and contingencies

Members’ and Stockholders’ equity:
Lee Graphic:
Common Stock, no par value; 500,000 shares authorized; 1,000 shares issued and outstanding	1,000
Additional paid-in capital	100,614
Silvergraph:
Membership interests	1,561,656
Combined accumulated deficit	(1,294,152)

Total members’ and stockholders’ equity	369,118

Total liabilities and equity	$812,437

The accompanying notes are an integral part of these combined financial statements.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
COMBINED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended	Three months ended
	March 31,	March 31,
	2006	2005
Revenues	$133,605	180,591

Cost of sales	96,906	110,349

Gross profit	36,699	70,242

Operating expenses	213,648	156,887

Operating loss	(176,949)	(86,645)
Other income	7,571	9,719

Net Loss	$(169,378)	$(76,926)

The accompanying notes are an integral part of these combined financial statements.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
COMBINED STATEMENTS OF MEMBERS’ AND STOCKHOLDERS’ EQUITY
(UNAUDITED)

		Additional		Combined
	Common	Paid-in	Members’	Accumulated
	Stock	Capital	Interests	Deficit	Total
Balance, January 1, 2006	$1,000	$100,614	$1,143,833	$(1,124,774)	$120,673

Issuance of membership units	—	—	500,118	—	500,118
Issuance of membership unit warrants	—	—	14,961	—	14,961
Repurchase of membership units	—	—	(45,000)	—	(45,000)
Distributions	—	—	(52,256)	—	(52,256)
Net loss	—	—	—	(169,378)	(169,378)

Balance, March 31, 2006 (unaudited)	$1,000	$100,614	$1,561,656	$(1,294,152)	$369,118

The accompanying notes are an integral part of these combined financial statements.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
COMBINED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three months ended March 31,
	2006	2005
Operating activities:
Net loss	$(169,378)	$(76,926)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	26,280	27,334
Equity based compensation expense	14,961	—
Changes in assets and liabilities:
Accounts receivable	39,623	(73,016)
Inventory	15,415	—
Other assets	7,838	(8,235)
Accounts payable and accrued expenses	(52,301)	16,760

Net cash used in operating activities	(117,562)	(114,083)

Financing activities:
Debt principal payments	(334)	(14,395)
Principal payments on capital leases	(18,072)	(16,561)
Proceeds from sale of member interests	500,118	24,998
Repurchase of member interests	(45,000)	—
Distributions	(52,256)	(12,223)

Net cash provided by (used in) financing activities	384,456	(18,181)

Change in cash and cash equivalents	266,894	(132,264)
Cash and cash equivalents, beginning of period	171,034	133,741

Cash and cash equivalents, end of period	$437,928	$1,477

Supplemental cash flow information:
Cash paid for interest	$3,533	$5,413
Cash paid for income taxes	—	—
The accompanying notes are an integral part of these combined financial statements.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2006 AND 2005 (UNAUDITED)
NOTE 1—THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES
The Company
Silvergraph, LGT, LLC (“Silvergraph”) is a leading designer, manufacturer, marketer and branded retailer of fine-art reproductions, art-based home decorative accessories, collectibles and gift products. Silvergraph’s primary products are canvas and paper lithographs as well as other forms of fine-art reproductions. Silvergraph distributes products through a variety of distribution channels, including corporate and independently owned retail stores, independent dealers and strategic partners.
Silvergraph was organized in Delaware on January 18, 2002 as a Limited Liability Company.
The combined financial statements include the accounts of Silvergraph and its combined affiliate Lee Graphic Technologies, Inc (“LGT”, and combined with Silvergraph referred to as the “Company”). These financial statements have been combined due to the following facts:
•	The companies have been operated as one business over the past three (“3”) years,

•	The managing member and owners of 28% of Silvergraph’s membership interests own 100% of LGT, and

•	The business assets, liabilities, business contacts and intellectual property of LGT were transferred at no cost to Silvergraph on April 1, 2006, which will be merged into the public company upon completion of the contemplated transaction (see Note 8).
All intercompany balances and transactions have been eliminated in combination. The interim combined financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at March 31, 2006, the results of operations for the three months ended March 31, 2006 and 2005, and the cash flows for the three months ended March 31, 2006 and 2005.
Going Concern
The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from its combined operations since its inception and has a combined accumulated deficit of $1,124,774 at December 31, 2005 and $1,294,152 at March 31, 2006 (unaudited). The combined financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence. The recovery of the Company’s assets is dependent upon continued operations of the Company. In addition, the Company’s recovery is dependent upon future events, the outcome of which is undetermined. The Company intends to continue to attempt to raise additional capital, but there can be no certainty that such efforts will be successful.
Revenue Recognition
The Company recognizes revenue from gross product sales, including freight charges, and revenues from the license of products, in compliance with Staff Accounting Bulletin No. 101 (“SAB 101”) and No. 104 (“SAB 104”) which require that title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is fixed and determinable, collectibility is reasonably assured, and customer acceptance criteria, if any, have been successfully demonstrated.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2006 AND 2005 (UNAUDITED)
Equity-based compensation
As permitted by Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” the Company had accounted for employee equity-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and Financial Accounting Standards Board (“FASB”) Interpretation No. 44 (“FIN 44”), “Accounting for Certain Transactions Involving Stock-Based Compensation, an interpretation of APB Opinion No. 25” and related interpretations in accounting for its equity-based compensation awards. Expense associated with stock-based compensation is amortized over the vesting period of each individual award. The Company accounts for stock option and warrant grants issued to non-employees using the guidance of SFAS No. 123, “Accounting for Stock-Based Compensation” and EITF No. 96-18: “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” whereby the fair value of such option and warrant grants is determined using the Black-Scholes option pricing model at the earlier of the date at which the non-employee’s performance is completed or a performance commitment is reached. The Company issued warrants to a consultant during the three months ended March 31, 2006 (See Note 7).
In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share Based Payment” (“SFAS No. 123R”), a revision to SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123R superseded APB No. 25 and amended SFAS No. 95, “Statement of Cash Flows”. Effective January 1, 2006, SFAS No. 123R requires that the Company measure the cost of employee services received in exchange for equity awards based on the grant date fair value of the awards, with the cost to be recognized as compensation expense in the Company’s financial statements over the vesting period of the awards. Accordingly, the Company recognizes compensation cost for equity-based compensation for all new or modified grants issued after December 31, 2005. In addition, commencing January 1, 2006, the Company recognizes the unvested portion of the grant date fair value of awards issued prior to adoption of SFAS No. 123R based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding stock options and warrants. The Company adopted SFAS No. 123R effective January 1, 2006, and is using the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123R for all awards granted to employees prior to the effective date of SFAS No. 123R that remain unvested on the effective date.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates are used in the accounting for revenues, allowance for doubtful accounts, product returns and other sales allowances, inventory reserves, depreciation and amortization, lease guarantees, long-lived assets and income taxes. Actual results could differ from those estimates.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2006 AND 2005 (UNAUDITED)
Significant customers
The Company made sales to 1 significant customer, comprising 86% of total sales, during the three months ended March 31, 2006, and 2 significant customers, comprising 47% and 39% of total sales, during the three months ended March 31, 2005.
NOTE 2—INVENTORIES
Inventories as of March 31, 2006 were as follows:

March 31,
2006
Raw materials	$33,935
Finished goods	33,692

$67,627

NOTE 3—RELATED PARTY TRANSACTIONS
The Company has periodically received advances from one of its members. These advances bear no interest and are due on demand. As of March 31, 2006, the Company owed the member $103,045 from such advances.
NOTE 4—DEBT
Line of credit
The Company has a $50,000 revolving bank line-of-credit, which automatically renews unless an event of default occurs. Borrowings under the facility bear interest at the bank’s prime rate plus 2% (9.5% at March 31, 2006). The facility is secured by substantially all of the Company’s assets. At March 31, 2006, the Company had $45,825 outstanding under this line of credit.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2006 AND 2005 (UNAUDITED)
NOTE 5—COMMITMENTS AND CONTINGENCIES
Leases
The Company entered into two non-cancelable operating leases for facilities in Santa Fe Springs, California expiring during 2007 and 2008, respectively. The two leased facilities consist of a combined approximately 20,700 square feet of office, manufacturing and warehouse space. The Company also has other non-cancelable operating and capital leases for machinery and equipment. Future minimum lease commitments under non-cancelable operating and capital leases as of March 31, 2006 are as follows:

	Operating	Capital
Fiscal Year	Leases	Leases
2006 (remainder)	$113,144	$65,025
2007	129,266	86,700
2008	75,501	14,450

Total minimum lease payments	$317,911	166,175

Interest		13,715

Total		152,460

Less current portion		(76,360)

Long term		$76,100

     Rent expense under operating leases was $37,485 and $48,848 for the three months ended March 31, 2006 and 2005.
Litigation
From time to time, the Company is involved in various legal proceedings arising from the normal course of its business activities. Any adverse outcome from these matters is currently not expected to have a material adverse impact on the results of operations, cash flows or financial position of the Company, either individually or in the aggregate.
NOTE 6—EQUITY
Description of Equity
The Company is a limited liability company; therefore, no member, manager, agent or employee of the Company is personally liable for the debts, obligations, or liabilities of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other member, director, manager, agent or employee of the Company, unless the individual has signed a specific personal guarantee. Net profits and losses are allocated to the capital account of each member at the end of each accounting period in accordance with their respective percentage ownership. LGT is an S corporation, which has only issued common stock to its respective shareholders.

SILVERGRAPH LGT, LLC
LEE GRAPHIC TECHNOLOGIES, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2006 AND 2005 (UNAUDITED)
NOTE 6—EQUITY (continued)
Membership interest repurchase
During the first quarter of 2006, the Company repurchased 5.88 membership units from a member for $45,000. This repurchase has been netted against the Company’s Membership Interests balance on its balance sheet at March 31, 2006.
NOTE 7—MEMBERSHIP UNIT WARRANT
     The Company has granted a warrant to purchase 3.375 membership units in connection with professional services performed by a consultant. The warrant is exercisable at $20,080.32, has a five year term and is fully vested, with the Company holding a right to cancel 50% of the units underlying the warrant, with such right to cancel such remaining warrants decreasing ratably on a monthly basis over a one year period ending June 30, 2007, upon the occurrence of certain events as defined within the agreement. The Company estimated the fair value of the warrant to be $29,921 as of March 31, 2006, of which $14,961 was recognized as expense during 2006.
     The fair value of the warrant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for the periods indicated:

Dividend yield		—
Risk-free interest rate		4.50%
Expected volatility		50.00%
Expected life of options	4	years
NOTE 8—SUBSEQUENT EVENT
During April 2006, the Company signed a Letter of Intent to be acquired by Pinecrest Services, Inc. (“Pinecrest”). It is intended that the Company, after merging into a newly formed C corporation, will exchange 100% of its outstanding common stock for 32,400,015 shares of Pinecrest. The transaction will be accounted for as a reverse merger (recapitalization) with the Company deemed the accounting acquirer, and Pinecrest the legal acquirer.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF
SILVERGRAPH LGT, LLC, LEE GRAPHIC TECHNOLOGIES, INC.,
NEW ERA STUDIOS, INC. AND
SILVERGRAPH INTERNATIONAL, INC.
The unaudited pro-forma financial statements set forth below reflect the closing of the exchange transaction between Pinecrest Services, Inc. (n/k/a Silvergraph International, Inc.) (“Silvergraph International”) and New Era Studios, Inc., a newly formed corporation into which Silvergraph LGT, LLC (“Silvergraph” or “Company”) merged as of June 9, 2006, as of March 31, 2006, for Balance Sheet purposes as if the closing had occurred as of such date, and for the three month period ending March 31, 2006 and year ended December 31, 2005 for Statements of Operations purposes, as if the closing had occurred as of the beginning of the period presented.
The unaudited pro-forma financial data and the notes thereto should be read in conjunction with each of the Registrant’s and Silvergraph’s historical financial statements. The unaudited pro-forma financial data is based upon certain assumptions and estimates of management that are subject to change. The unaudited pro-forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the exchange transaction had actually occurred on the indicated date.

SILVERGRAPH LGT, LLC, LEE GRAPHIC TECHNOLOGIES, INC.,
NEW ERA STUDIOS, INC. AND
SILVERGRAPH INTERNATIONAL, INC.
PRO FORMA BALANCE SHEET
(UNAUDITED)
March 31, 2006

	Silvergraph		Pro Forma
	International	Company	Entries		Total
Cash	$—	$437,928	$—		$437,928
Accounts Receivable	—	3,321	—		3,321
Inventory	—	67,627	—		67,627
Other Current Assets	—	—	—		—

Total Current Assets	—	508,876	—		508,876
Fixed Assets, cost	—	746,653	—		746,653
Accumulated depreciation	—	(443,092)	—		(443,092)

Fixed Assets, net	—	303,561	—		303,561

Total Assets	$—	$812,437	$—		$812,437

Accounts payable	$40,100	$89,129	$—		$129,229
Accrued expenses	—	52,860	—		52,860
Capital lease obligation, current	—	76,360	—		76,360
Due to related party	—	103,045	(103,045	)d	—

Loans payable	—	45,825	280,000	c	325,825

Total Current Liabilities	40,100	367,219	176,955		584,274

Capital lease obligation, long-term	—	76,100	—		76,100

Total Liabilities	40,100	443,319	176,955		660,374

Common stock	18,600	1,000	32,400	a	51,000
			(1,000	)a
Additional Paid In Capital	20,400	100,614	(121,014	)a	1,675,215
			1,675,215	b
Membership interests	—	1,561,656	(1,561,656	)b	—
Treasury Stock			(280,000	)c	(280,000)
Retained earnings	(79,100)	(1,294,152)	79,100	b	(1,294,152)

Total Liabilities and Equity	$—	$812,437	$—		$812,437

Notes to Pro Forma Balance Sheets:
a — To reflect issuance of new shares in conjunction with reverse merger and elimination of equity accounts of companies being acquired
b — To reclassify equity accounts to account for Silvergraph converting to a C corporation and being the surviving entity of the reverse merger.
c — To reflect a loan to the Company to be used to repurchase shares of the surviving company. The loan is due at the end of 3 months and carries an annual interest rate of 7%.
d — To remove a due to shareholder not assumed by the surviving company.

SILVERGRAPH LGT, LLC, LEE GRAPHIC TECHNOLOGIES, INC., NEW ERA STUDIOS, INC. AND
SILVERGRAPH INTERNATIONAL, INC.
PRO FORMA STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31, 2006
	Silvergraph		Pro Forma
	International	Company	Entries		Total
Revenues	$—	$133,605	$—		$133,605

Cost of Sales	—	96,906	—		96,906

Gross Profit	—	36,699	—		36,699

Operating Expenses	—	213,648	—		213,648

Net Operating Loss	—	(176,949)	—		(176,949)
Other Income (Expense)	—	7,571	(4,900	)a	2,671

Net Loss	$—	$(169,378)	$(4,900)		$(174,278)

Weighted Avg Shares O/S				b	35,600,000

Net Loss Per Share					$(0.00)

	Year Ended December 31, 2005
	Silvergraph		Pro Forma
	International	Company	Entries		Total
Revenues	$—	$738,277	$—		$738,277

Cost of Sales	—	461,146	—		461,146

Gross Profit	—	277,131	—		277,131

Operating Expenses	5,100	662,476	—		667,576

Net Operating Loss	(5,100)	(385,345)	—		(390,445)

Other Income (Expense)	—	31,224	(4,900	)a	26,324

Net Loss	$(5,100)	$(354,121)	$(4,900)		$(364,121)

Weighted Avg Shares O/S				b	35,600,000

Net Loss Per Share					$(0.01)

Notes to Pro Forma Statements of Operations :
a — To reflect interest expense from a loan to the Company to be used to repurchase shares of the surviving company. The loan is due at the end of three months and carries an annual interest rate of 7%.
b – To reflect the total number of outstanding common shares after consummation of the various merger and share exchange transactions.